UNITED ST
AT
ES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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2026 SLM Corporation

Proxy Statement

sallie mae℠

300 Continental Drive Newark, Delaware 19713

April 27, 2026

Letter from the CEO

Dear Fellow Stockholders: On behalf of our Board of Directors and the entire Sallie Mae team, thank you for your continued support and investment in our company.

Our mission at Sallie Mae is grounded in an enduring belief in the power of higher education and its ability to unlock opportunities, strengthen communities, and help people build better futures. As the market leader for private student lending, we are proud to continue our steadfast support of students and their success as they navigate to, through, and immediately after higher education.

In many ways, 2025 was a watershed year for our industry. While there is still broad recognition of the value of higher education, important discussions about affordability, outcomes, and how students and families can maximize the value of their investment moved to the forefront. Significant reforms to the federal student loan program will change how students and families approach paying for college and should reduce the likelihood that they take on unsustainable levels of federal student debt. At the same time, schools accelerated innovation to develop programs better aligned with the needs of students and the future economy.

Our strategy positions us well for these changes. We continue to empower student success, and we have expanded our tools, resources, and insights to help families plan and pay for higher education. We are also leveraging our deep product and credit knowledge to enhance our core private student loan business through improvements in underwriting, credit administration, marketing, and other key functions. In addition, we are introducing new offerings to better serve evolving student needs, including a far greater focus on graduate students, while maintaining a strong emphasis on responsible lending. Finally, our inaugural strategic partnership gives us the potential to serve a broader group of customers, improve capital efficiency, and support our disciplined growth strategy.

In this context, we are pleased to have delivered strong results for 2025. We expanded originations, maintained strong cosigner participation, improved our net charge-off rate, and returned capital to stockholders. These achievements generate real momentum for 2026 and beyond.

I look forward to our 2026 Annual Meeting of Stockholders on Tuesday, June 16, 2026, at 1 p.m. EDT, to be held virtually at www.virtualshareholdermeeting.com/SLM2026.

You can find details about the business to be conducted at the Annual Meeting and how to participate in the attached Notice of Annual Meeting and proxy statement. You are being asked to vote on several matters. Your vote is important, regardless of the number of shares you own, and all holders of our Common Stock are invited to attend the Annual Meeting. Please vote at your earliest convenience by following the instructions in the Notice of Availability of Proxy Materials or the proxy card you received in the mail.

We appreciate your continued confidence in Sallie Mae.

All best,

Jonathan W. Witter

Chief Executive Officer

Notice of SLM Corporation’s 2026

Annual Meeting of Stockholders

Date	Time	Place
Tuesday	1:00 p.m.	Meeting live via internet – please visit
June 16, 2026	Eastern Daylight Time	www.virtualshareholdermeeting.com/SLM2026

How to Vote

Your participation in the Annual Meeting is important. SLM Corporation urges you to take the time to carefully read the proposals described in the proxy statement and vote your proxy at your earliest convenience.

You may vote one of the following ways: By Telephone 1-800-690-6903 By Internet before the meeting www.proxyvote.com	By Mail completing and signing the proxy card enclosed and returning it in the envelope provided By Internet during the meeting www.virtualshareholdermeeting.com/SLM2026

Items of Business

PROPOSAL 1: Elect 13 directors nominated by the SLM Corporation Board of Directors, each for a one-year term, to serve until their successors have been duly elected and qualified;

PROPOSAL 2: Approve, on an advisory basis, SLM Corporation’s executive compensation;

PROPOSAL 3: Ratify the appointment of KPMG LLP as SLM Corporation’s independent registered public accounting firm for the year ending December 31, 2026; and

OTHER BUSINESS: Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

2026 Virtual Annual Stockholder Meeting

After careful consideration, the Board of Directors has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for SLM Corporation at this time, as it enables engagement with our stockholders, regardless of size of holdings, resources, or physical location of stockholders. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would be at an in-person meeting, including submitting questions. You will be able to attend the meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/SLM2026. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The meeting webcast will begin promptly at 1:00 p.m., Eastern Daylight Time. We encourage you to log in and access the meeting at least 15 minutes prior to the start time.

Record Date

Stockholders of record of the Company’s Common Stock, par value $.20 per share (“Common Stock”), as of the close of business on April 20, 2026, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. On April 20, 2026, 188,592,995 shares of Common Stock were outstanding and eligible to be voted.

By order of the Board of Directors,

Richard M. Nelson

Corporate Secretary

April 27, 2026

The Board of Directors (the “Board of Directors” or the “Board”) of SLM Corporation (“Sallie Mae,” “SLM,” the “Company,” “we,” “our,” or “us”) is furnishing this proxy statement to solicit proxies for use at Sallie Mae’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Notice of the Annual Meeting accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our stockholders beginning on or about May 4, 2026. We have determined that the Annual Meeting will be held in a virtual meeting format only (with no in-person meeting), via the Internet, at www.virtualshareholdermeeting.com/SLM2026. For more information regarding the Annual Meeting process, please review the section entitled “Questions and Answers About the Annual Meeting and Voting” contained at the end of this proxy statement.

This proxy statement and Sallie Mae’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”), are available at: https://www.salliemae.com/investors/shareholder-information and https://materials.proxyvote.com. You may also obtain these materials at the Securities and Exchange Commission (“SEC”) website at www.sec.gov or by contacting the Office of the Corporate Secretary at the Company’s principal executive offices, located at 300 Continental Drive, Newark, Delaware 19713. Sallie Mae will provide a copy of the 2025 Form 10-K without charge to any stockholder upon written request.

Proxy Statement Summary

This summary highlights certain information contained in the proxy statement. You should read the entire proxy statement and the 2025 Form 10-K carefully before you vote.

2026 Annual Meeting of Stockholders

Time and Date	Virtual Location	Record Date
June 16, 2026 1:00 p.m. Eastern Daylight Time	www.virtualshareholdermeeting.com/ SLM2026	April 20, 2026

SLM’s Strategy

To further focus our business and increase stockholder value, we continue to advance our strategic imperatives. Our primary focus is driving innovation to maximize the sustainable growth and profitability of our core private student loan business. Additionally, we aim to accelerate the growth of new lines of business to attract more customers requiring our products and services. We are also focused on building the data infrastructure, technology, and talent required to compete in a digital world. We seek to create a customer-centric brand as an education solutions company that supports students and families through their higher education journey. We are focused on driving greater internal commitment to our mission, brand, and strategy, while evolving our structure and risk capabilities to support our core private student loan business and emerging new businesses.

We strive to maximize the revenue of our core private student loan business by (i) driving penetration at all schools, (ii) increasing market share by bridging gaps in student funding needs, (iii) enhancing risk-adjusted pricing and underwriting, and (iv) improving marketing, digital, and data capabilities. In addition, we work to manage our unit costs by (a) maintaining a strong focus on fixed cost discipline, (b) driving towards reducing both the unit costs of servicing and the unit cost of acquisitions, (c) improving third-party vendor cost management, and (d) driving towards strong operating leverage.

In 2025, we announced our first strategic partnership. This new funding model allows us to establish a capital-light, fee-based revenue strategy that complements our core private student loan business. Under our strategic partnership (and any future partnerships that we may enter into), we intend to sell Private Education Loans while maintaining the relationships with customers, retaining servicing for the sold loans, and earning ongoing fees for providing servicing and program management, including industry expertise. We expect strategic partnerships to expand our access to scalable and capital efficient funding through innovative structures, while strengthening our loan originations capacity and ability to serve students families.

Additionally, we continued to optimize the value of our Sallie Mae brand and attractive client base by (i) building products and services that leverage our customer affiliation, (ii) ensuring alignment of our products and services with our core mission and driving customer value, (iii) prioritizing partnerships and other capital efficient avenues of growth, and (iv) seeking opportunities to optimize return on our investments.

2026 PROXY STATEMENT	1

PROXY STATEMENT SUMMARY

During 2025, we worked to maintain a rigorous capital allocation and return program by (i) paying quarterly Common Stock dividends to $0.13 per share, (ii) selling approximately $5.0 billion of Private Education Loans (as hereinafter defined), and (iii) repurchasing approximately 12.8 million shares of our Common Stock pursuant to Rule 10b5-1 trading plans authorized under our share repurchase programs.

Corporate Governance Highlights

We believe strong corporate governance is critical for our success. Integral to our governance structures are (i) director independence, as our Board of Directors as of December 31, 2025, was comprised of 92% independent directors, (ii) separate roles of Board Chair and Chief Executive Officer (“CEO”), (iii) active risk oversight by the Board of Directors and Board committees, (iv) a Code of Business Conduct for all directors, officers, and employees, (v) breadth of experience and perspective on our Board of Directors, and (vi) board refreshment evidenced by 46% of our Board of Directors having tenure of fewer than four years of service as of December 31, 2025.

Executive Compensation

Our executive compensation philosophy aligns the compensation received by our named executive officers with the Company’s performance. The Company’s performance-based compensation programs focus senior executives on goals that drive short- and long-term performance while balancing risk and reward. While the annual incentive plan came in slightly below target, the Company’s relative total shareholder return performance under our Long-Term Incentive Plan 2023 performance stock units was strong, and we believe executive compensation is aligned with Company performance. For more information on executive compensation, including our practices and philosophy, please see the “Compensation Discussion & Analysis” on page 29.

Highlights of 2025 Company Performance

•	2025 Net Income Attributable to Common Stock (calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”)) of $729 million, as compared to $590 million in the prior year.

•	$3.46 GAAP Diluted Earnings Per Common Share for 2025, as compared to $2.68 for the prior year.

•	Private Education Loan Originations of $7.4 billion in 2025, as compared to $7.0 billion in 2024, an approximate 6 percent increase year-over-year.

•

Private Education Loan held for investment portfolio, net, totaled $20.3 billion as of December 31, 2025, as compared to $20.9 billion as of December 31, 2024, an approximate 3 percent decrease year-over-year.*

•	2025 Full-Year Net Interest Margin of 5.24 percent, up from 5.19 percent in full-year 2024.

•	12.8 million shares of Common Stock were repurchased under Company share repurchase programs in 2025, an approximate 6 percent reduction in total Common Stock outstanding since January 1, 2025.

•	2025 Total Non-Interest Expenses of $659 million, as compared to $642 million for the prior year.

•	Efficiency Ratio of 33.2% for 2025, a decrease from 34.7% for 2024.**

•	2.15% Total Net Charge-Offs as a Percentage of Average Loans in Repayment in 2025, a decrease from 2.19% in 2024.

*

The decrease in the Private Education Loan portfolio is primarily related to an increase in Private Education Loan sales during 2025 and the transfer of $933 million of loans from held for investment to held for sale during the fourth quarter of 2025.

**	The Efficiency Ratio is the ratio of (i) total non-interest expenses to (ii) net interest income plus total non-interest income.

2	SLM CORPORATION

PROXY STATEMENT SUMMARY

Stock Performance

The Company’s stock generated a three-year total return for stockholders of 74.35 percent from December 31, 2022 through December 31, 2025, compared to 128.71 percent for our peer group of companies, 153.84 percent for the S&P Supercomposite Consumer Finance Sub-Industry Index, and 24.72 percent for the S&P 400 Regional Bank Sub-Industry Index. As of December 31, 2025, the Company ranked in the 40th percentile of total returns for the three-year period of our peer group.

Total Shareholder Return 12/31/22-12/31/25

* For the full roster of members of our peer group, please refer to the section below on page 45 entitled “Peer Group Analysis.”

2026 PROXY STATEMENT	3

Overview of Proposals

This proxy statement contains three proposals requiring stockholder action. Each proposal is discussed in more detail below. Proposal 1 seeks the election of 13 directors nominated by the Board of Directors. Proposal 2 seeks approval, on an advisory basis, of Sallie Mae’s executive compensation. Proposal 3 seeks ratification of the appointment of KPMG LLP (“KPMG”) as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Each share of Common Stock is entitled to one vote on each proposal or, in the case of the election of directors, on each nominee.

The Board of Directors recommends that you vote FOR each of Proposals 1, 2, and 3, as discussed in more detail below.

4	SLM CORPORATION

Proposal 1

Election of Directors

SLM Corporation’s Board of Directors has nominated and recommends 13 individuals for election to the Board of Directors at the Annual Meeting. These individuals are as follows:

Under our Certificate of Incorporation, the size of our Board of Directors may not be fewer than 11 nor more than 16 members. Under the Bylaws, the Board of Directors has the authority to determine the size of the Board of Directors within that range and to fill any vacancies that may arise prior to the next annual meeting of stockholders. The Board of Directors has set the number of members at 13.

Biographical information, qualifications, and experience with respect to each director nominee appear below. In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes, and other qualifications the Board of Directors has determined support its oversight and management of Sallie Mae’s business, operations, and structure.

Each nominee is a current director who was elected by stockholders at the 2025 annual meeting of stockholders. All nominees appearing below consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, the Board of Directors may reduce its size, designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

2026 PROXY STATEMENT	5

PROPOSAL 1 | ELECTION OF DIRECTORS

The Company’s Bylaws provide the election of a director in an uncontested election will be by a majority of the votes cast with respect to a nominee at a meeting for the election of directors at which a quorum is present. Each share of Common Stock is entitled to one vote for each nominee. A director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election. Abstentions and shares not voted on the proposal, including broker non-votes, are of no effect for the outcome of the election.

If any director nominee fails to receive a majority of the votes cast “FOR” their election, such nominee will automatically tender their resignation upon certification of the election results. The Nominations and Governance Committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Board of Directors will act on the Nominations and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

6	SLM CORPORATION

PROPOSAL 1 | ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

Janaki Akella  (Independent)

Qualifications:

Dr. Akella’s decades of experience holding leadership roles in technology and growth strategy and advising clients in multiple industries regarding various information technology and data strategy matters, enables her to provide valuable insight to the Board of Directors in the areas of technology, business strategy, and operations.

Professional Highlights:

•

Chief of Business Operations, Director, Ads Privacy and Safety, Google LLC—2020 to 2023; Head of Digital Transformation, Director, Cloud—2018 to 2020; Chief of Staff for Search—2017 to 2018

•

Partner, McKinsey & Company—2007 to 2016; Associate Principal—2003 to 2006; Engagement Manager—2001 to 2003; Associate/Senior Associate—1999 to 2001

•

Engineer Scientist and Technical Contributor, Hewlett-Packard—1993 to 1998

Other Professional and Leadership Experience:

•

Director, Sallie Mae Bank—2024 to present

•

Director, averQ, Inc.—2023 to present

Directorship of other public companies:

•

Director, Akamai Technologies, Inc.—2025 to present

•

Director, Fractal.ai—2024 to present

•

Director, Southern Company—2019 to present

R. Scott Blackley  (Independent/Audit Committee Chair)

Qualifications:

Mr. Blackley brings decades of experience in financial services, risk management, strategy, and operations to the Board of Directors.

Professional Highlights:

•

Chief Financial Officer, Oscar Health, Inc.—2023 to Present; Chief Transformation Officer—2022 to 2023; Chief Financial Officer—2021 to 2022

•

Chief Financial Officer, Capital One Financial Corporation—2016 to 2021; Controller and Principal Accounting Officer—2011 to 2017

•

Senior Vice President and Chief Financial Officer, Capital Markets business, Federal National Mortgage Association (Fannie Mae)—2007 to 2011; Senior Vice President, Accounting Policy—2005 to 2007

•

Vice President, Assistant Controller, America Online, Inc.—2003 to 2005

•

Partner, KPMG LLP—2002 to 2003

•

Professional Accounting Fellow, United States Securities and Exchange Commission—2000 to 2002

Other Professional and Leadership Experience:

•

Director, Sallie Mae Bank—2022 to present

•

Director, Trout Unlimited—2019 to 2024; Budget Chair—2019 to 2024

•

Director, Hexamer Therapeutics—2019 to present

2026 PROXY STATEMENT	7

PROPOSAL 1 | ELECTION OF DIRECTORS

Mary Carter Warren Franke  (Independent/Board Chair)

Qualifications:

Ms. Franke’s leadership roles and experience in marketing and the banking industry enable her to contribute to the Board of Directors experience in the areas of marketing, business development, and financial services.

Professional Highlights:

•

Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.—2007 to 2013

•

Executive Vice President and Chief Marketing Officer, Chase Card Services—1995 to 2007

Other Professional and Leadership Experience:

•

Director, Sallie Mae Bank—2014 to present

•

Director, Investors Management Corporation—2021 to present

•

Director, The Warfield Fund—2007 to present

•

Director, Saint Mary’s School—2014 to 2020

•

Director, Hobe Sound Community Chest—2017 to present

•

Director, Paul’s Place—2014 to 2017

Daniel Greenstein  (Independent)

Qualifications:

Dr. Greenstein brings decades of experience in higher education strategy, innovation, and transformation to the Board of Directors.

Professional Highlights:

•

Chief of Industry Transformation, Ellucian—2025 to present

•

Managing Director, Higher Education, Baker Tilly (US)—2024 to 2025

•

Chancellor, Pennsylvania State System of Higher Education—2018 to 2024

•

Senior Advisor, Public Sector Practice, Boston Consulting Group—2018 to 2021

•

Director, US Programs—Education, Postsecondary Success, Bill & Melinda Gates Foundation—2012 to 2018

•

Vice Provost, Strategic Planning, Programs and Accountability, University of California, Office of the President—2006 to 2012; University Library, California Digital Library and Associate Vice Provost, Scholarly Communication—2002 to 2006

Other Professional and Leadership Experience:

•

Director, Sallie Mae Bank—2025 to present

•

Board Member, The Institute for College Access & Success—2024 to present

•

Trustee, Excelsior University—2023 to 2025

8	SLM CORPORATION

PROPOSAL 1 | ELECTION OF DIRECTORS

Henry F. Greig  (Independent/Financial Risk Committee Chair)

Qualifications:

Mr. Greig’s deep background and experience in risk management, strategy, and operations complement and enhance the skills of our Board of Directors.

Professional Highlights:

•

Executive Vice President, Synchrony Financial—2023; Executive Vice President and Chief Credit Officer—2017 to 2022; Executive Vice President and Chief Risk Officer—2014 to 2017.

•

Senior Vice President and Chief Risk Officer, Retail Finance North America, GE Capital—2010 to 2014; Senior Vice President and Chief Risk Officer, Retail Finance North America and “Red” Businesses—2010 to 2011; Vice President, Chief Risk Officer, Retail Card Services—2004 to 2010; Vice President, Credit Risk Leader, Retail Finance—2002 to 2004.

Other Professional and Leadership Experience:

•

Director, Sallie Mae Bank—2025 to present

Mark L. Lavelle  (Independent/Compensation Committee Chair)

Qualifications:

Mr. Lavelle’s extensive experience developing and scaling businesses encompassing financial services, commerce, and information technology provides valuable insight to the Board of Directors in the areas of risk management, strategy, acquisitions, and business operations.

Professional Highlights:

•

Chief Executive Officer, Maergo (formerly known as X Delivery)—2021 to 2024

•

Chairman and Chief Executive Officer, Deep Lake Capital—2021 to 2024

•

Senior Vice President, Commerce Cloud, Adobe Inc.—2018 to 2019

•

Chief Executive Officer, Magento Commerce—2015 to 2018

•

Senior Vice President, Product, eBay Enterprise—2013 to 2015

•

Senior Vice President, Strategy and Partnerships, eBay, Inc.—2012 to 2013

•

Senior Vice President, Strategy and Business Development, PayPal, Inc.—2009 to 2012

•

Co-Founder and Vice President, Corporate Development, Bill Me Later, Inc.—2001 to 2009

Other Professional and Leadership Experience:

•

Director, Sallie Mae Bank—2019 to present

•

Director, Armada Inc.—2018 to present

•

Director, Second Chance—2008 to present

2026 PROXY STATEMENT	9

PROPOSAL 1 | ELECTION OF DIRECTORS

Christopher T. Leech  (Independent)

Qualifications:

Mr. Leech’s extensive consulting experience, including advising financial services clients regarding strategy and financial, regulatory, and operational risk management, provides valuable insight to the Board of Directors on business strategy, operations, and regulatory matters.

Professional Highlights:

•

Senior Partner, McKinsey & Company—2000 to 2023; Partner—1995 to 2000; Associate—1990 to 1995

Other Professional and Leadership Experience:

•

Director, Sallie Mae Bank—2024 to present

•

Board Member, McKinsey & Company—2020 to 2023; Chair of Risk, Audit and Governance Committee—2021 to 2023

•

Board Member, Higher Achievement—2013 to 2021; National Board Chair—2017 to 2021

•

Board Member, Shady Side Academy—2003 to 2012

Managing Director, Grain Management

Age:

54

Director Since:

MARCH

2021

Ted Manvitz  (Independent)

Qualifications:

Mr. Manvitz’s extensive experience in the areas of strategic planning and investments, capital allocation, senior executive management, operations, finance, mergers and acquisitions, and capital markets provides valuable insight to the Board of Directors in driving growth, building partnerships, and creating value.

Professional Highlights:

•

Managing Director, Grain Management—2022 to present

•

Interim Chief Financial Officer, Optimus Ride—2021

•

Senior Advisor, IHS Holding Limited—2019 to 2021; Executive Vice President and Chief Strategy Officer—2018 to 2019; Chief Financial Officer—2016 to 2018; Chief Investment Officer—2013 to 2016; Chief Operating Officer—2011 to 2013; Executive Director, Corporate Finance and M&A—2010 to 2011

•

Managing Director, Arm Capital Partners—2009 to 2010

•

Executive Director, J.P. Morgan Securities, Inc.—2006 to 2009; Vice President—2004 to 2006; Associate Vice President—2002 to 2004

Other Professional and Leadership Experience:

•

Director, Sallie Mae Bank—2021 to present

•

Director, Tawal—2025 to present

•

Director, Africell—2025 to present; Senior Advisor—2021 to 2025

•

Director, Phoenix Tower International—2024 to present

•

Director, 55 Hereford—2023 to present

•

Adjunct Faculty, American University—2020 to 2021

10	SLM CORPORATION

PROPOSAL 1 | ELECTION OF DIRECTORS

Chief Executive Officer, NRECA

Age:

66

Director Since:

MARCH

2015

Jim Matheson  (Independent/Nominations and Governance Committee Chair)

Qualifications:

Mr. Matheson’s extensive experience in public policy and financial services brings valuable perspectives to the Board of Directors on public policy and regulatory matters and in the development of business strategies.

Professional Highlights:

•

Chief Executive Officer, National Rural Electric Cooperative Association—2016 to present

•

Principal in the Public Policy Practice, Squire Patton Boggs—2015 to 2016

•

Member of the United States House of Representatives—2001 to 2015

•

Founder of The Matheson Group—1999 to 2000

•

Consultant, Energy Strategies, Inc.—1991 to 1998

Other Professional and Leadership Experience:

•

Director, Sallie Mae Bank—2015 to present

•

Director, The Alliance to Save Energy—2024

•

Service on the United States House of Representatives Energy and Commerce Committee—2007 to 2015; Science Committee—2001 to 2011; Financial Services Committee—2003 to 2007; Transportation and Infrastructure Committee—2001 to 2007

•

Chief Deputy Whip for the Democratic Caucus of the United States House of Representatives—2011 to 2015

•

Board Member, United States Association of Former Members of Congress—2015 to 2022

Gary Millerchip  (Independent)

Qualifications:

Mr. Millerchip’s extensive experience in finance and retail banking as well as corporate strategy and leadership complement and enhance the skills of our Board of Directors.

Professional Highlights:

•

Executive Vice President and Chief Financial Officer, Costco Wholesale Corp.—2024 to present

•

Senior Vice President and Chief Financial Officer, The Kroger Co.—2019 to 2024; Chief Executive Officer, Kroger Personal Finance and Corporate Strategy and Integration Lead—2014 to 2019; Chief Executive Officer, Kroger Personal Finance, 2008 to 2014

•

Head of Personal Cards, Royal Bank of Scotland—2005 to 2008; various leadership positions with Royal Bank of Scotland in finance, business analysis, operations, marketing, and sales—1997 to 2005

Other Professional and Leadership Experience:

•

Director, Sallie Mae Bank—2025 to present

2026 PROXY STATEMENT	11

PROPOSAL 1 | ELECTION OF DIRECTORS

Vivian C. Schneck-Last (Independent/Operational and Compliance Risk Committee Chair)

Qualifications:

Ms. Schneck-Last’s strategic technology experience and background in technology governance in the financial services field bring valuable perspective to the Board of Directors in risk management and on a broad range of enterprise technology matters.

Professional Highlights:

•

Managing Director, Global Head of Technology Governance, Goldman Sachs & Company—2009 to 2014; Managing Director, Global Head of Technology Vendor Management—2003 to 2014; Managing Director, Global Head of Technology Business Development—2000 to 2014;

Other Professional and Leadership Experience:

•

Director, Sallie Mae Bank—2015 to present

•

Advisor/Director, Portrait Capital Systems, LLC—2015 to 2019

•

Advisor/Director, Coronet—2015 to 2023

•

Director, Bikur Cholim of Manhattan—2014 to present

Directorship of other public companies:

•

SCVX Corp.—2020 to 2022

Jonathan W. Witter  (Executive; Not Independent)

Qualifications:

Mr. Witter’s extensive background and significant leadership experience in the banking industry and his expertise in customer experience position him well to provide business and leadership insight to the Board of Directors in the areas of banking, financial services, capital markets, business operations, and customer service.

Professional Highlights:

•

Chief Executive Officer and Director, Sallie Mae—April 2020 to present

•

Executive Vice President and Chief Customer Officer, Hilton Worldwide Holdings—April 2017 to April 2020

•

President, Retail and Direct Banking, Capital One Financial Corporation—February 2012 to March 2017; President, Retail and Small Business Banking—September 2011 to February 2012; Executive Vice President, Retail Banking—December 2010 to September 2011

•

Chief Operating Officer, Retail Banking Group and President, Morgan Stanley Private Bank—2009 to December 2010

•

Executive Vice President and Head of General Bank Distribution, Wachovia (now Wells Fargo & Company)—2004 to 2009

Other Professional and Leadership Experience:

•

Director, Sallie Mae Bank—April 2020 to present

12	SLM CORPORATION

PROPOSAL 1 | ELECTION OF DIRECTORS

Former Chief Technology and Operations Officer, DocuSign

Age:

58

Director Since:

NOVEMBER

2016

Kirsten O. Wolberg  (Independent/Preferred Stock Committee Chair)

Qualifications:

Ms. Wolberg’s extensive experience in information technology for the financial services industry provides valuable insight to the Board of Directors in the areas of finance, information technology risks, cyber security, and business operations.

Professional Highlights:

•

Chief Technology and Operations Officer, DocuSign—2017 to 2021

•

Vice President, PayPal Separation Executive, PayPal, Inc.—2014 to 2017

•

Vice President, Technology, PayPal, Inc.—2012 to 2014

•

Chief Information Officer, Salesforce.com—2008 to 2011

•

Vice President, Corporate Technology, Charles Schwab & Co.—2001 to 2008

Other Professional and Leadership Experience:

•

Director, Sallie Mae Bank—2016 to present

•

Director, Pie Insurance—2021 to present

•

Director, Pryon—2021 to 2026

•

Director, Epidemic Sound—2021 to 2025

•

Director, Atlas—2023 to 2024

•

Director, Duco Technology Limited—2020 to 2021

•

Director, Year Up—2008 to 2021

•

Director, Jewish Vocational Services—2014 to present

Directorship of other public companies:

•

Dynatrace, Inc.—2021 to present

•

CalAmp Corp.—2020 to 2024

•

Silicon Graphics International Corp.—2016

Board of Directors Recommendation

The Board of Directors Recommends a Vote “FOR” the Election of the Thirteen Nominees Named Above.

2026 PROXY STATEMENT	13

Proposal 2

Advisory Vote on Executive Compensation

Pursuant to Schedule 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC rules, Sallie Mae is asking stockholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on its executive compensation as reported in this proxy statement. Sallie Mae urges stockholders to read the “Compensation Discussion and Analysis” section (“CD&A”) of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve the Company’s compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of the Company’s named executive officers (“NEOs”).

At our annual meeting of stockholders held in June 2025, we submitted a non-binding vote to our stockholders to approve our executive compensation. Approximately 99.1 percent of the stockholders present or represented, and entitled to vote thereon, voted in favor of the say-on-pay proposal. We attribute that broad support in part to our continued efforts to understand and address the feedback we received from our stockholders. Specifically, in 2025 we continued to focus on performance-based compensation for our NEOs as we (i) tied a significant portion of total NEO compensation to the achievement of performance goals we believe drive the fundamentals of our business and (ii) awarded a significant percentage, 60 percent for the CEO and 50 percent for all other NEOs, of the NEO’s long-term incentive plan (“LTIP”) equity awards in the form of performance-based awards consisting of performance stock units (“PSUs”). As summarized above, there were no structural changes to the NEOs’ components of compensation in 2025 compared to the prior year.

The 2025 compensation awarded to our CEO, Jonathan W. Witter, and other NEOs reflects the execution on our strategic priorities and related performance period results. Those strategic priorities were in line with management’s expectations and a continued commitment to shareholder return. The Compensation Committee is mindful of its responsibility to align executive compensation with the overall performance of the Company, while taking into consideration the need to provide market competitive compensation in order to recruit and retain highly skilled and experienced executives. The CD&A provides a comprehensive discussion and rationale for the 2025 pay decisions made by the Compensation Committee and the correlation to Company performance.

The Board of Directors believes the Company’s compensation design demonstrates the Company’s responsiveness to its stockholders, its commitment to its pay-for-performance philosophy, and its goal of aligning management’s interests with those of its stockholders to support the creation of long-term value.

The Board of Directors has adopted a policy providing for annual “say-on-pay” advisory votes. In accordance with this policy and Section 14A of the Exchange Act, and as a matter of good corporate governance, Sallie Mae is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Sallie Mae’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

This proposal to approve the resolution regarding the compensation of Sallie Mae’s NEOs requires the affirmative vote of the holders of a majority in voting power of the Common Stock present or represented, and entitled to vote thereon. Abstentions have the same effect as votes “AGAINST” the matter. As this is a “routine” matter, we do not expect any broker non-votes on this matter. This proposal is advisory in nature and, therefore, is not binding upon the Compensation Committee or the Board of Directors. However, the Compensation Committee will carefully evaluate the outcome of the vote when considering future executive compensation decisions. Following our Annual Meeting, we expect to hold the next advisory say-on-pay vote at our 2027 annual meeting of our stockholders.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers, as Disclosed in the Compensation Discussion and Analysis and the Related Compensation Tables and Narrative Disclosure in this Proxy Statement.

14	SLM CORPORATION

Proposal 3

Ratification of the Appointment of the Independent Registered Public Accounting Firm

Sallie Mae’s independent registered public accounting firm, KPMG, is selected by the Audit Committee of Sallie Mae’s Board of Directors (the “Audit Committee”). KPMG served as Sallie Mae’s independent registered public accounting firm for the fiscal year ended December 31, 2025, and the Audit Committee has engaged KPMG as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Representatives of KPMG are expected to be present at the Annual Meeting, and they will have the opportunity to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

This proposal is put before the stockholders because the Board of Directors believes it is a good corporate governance practice to provide stockholders a vote on ratification of the selection of the independent registered public accounting firm.

For ratification, this proposal will require the affirmative vote of the holders of a majority in voting power of the Common Stock present or represented, and entitled to vote thereon. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter have no direct effect on the outcome of this matter. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Sallie Mae’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2026 if, in its discretion, it determines such a change would be in the Company’s best interests.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” Ratification of the Appointment of KPMG as Sallie Mae’s Independent Registered Public Accounting Firm for 2026.

2026 PROXY STATEMENT	15

Corporate Governance

Roles and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Sallie Mae’s performance goals and to maintaining the trust and confidence of investors, employees, regulatory agencies, and other stakeholders.

The primary responsibilities of the Board of Directors are to:

•	review and approve Sallie Mae’s key strategic imperatives and business plan;

•	advise and provide oversight of management regarding, and monitor performance against, the Company’s strategic imperatives and business objectives;

•

monitor the Company’s financial performance and condition, and through its Audit Committee review and oversee the auditing and integrity of Sallie Mae’s financial statements and periodic public reports, its internal audit function, and select and oversee Sallie Mae’s independent registered public accounting firm;

•	select the CEO, and through the independent directors, evaluate the performance of, approve the compensation of, and engage in succession planning for the CEO;

•	evaluate the performance of, engage in succession planning for, and compensate members of the executive management team through the Compensation Committee;

•

review risks affecting Sallie Mae and its processes for managing those risks, and oversee the risk management and internal control frameworks, compliance, and governance, including through annually approving Sallie Mae’s Risk Management Policy, and Board-level risk appetite metrics, and monitoring Sallie Mae’s risk profile through a quarterly review of performance against Board-approved risk metrics;

•

oversee and advise on Sallie Mae’s capital allocation, including capital and liquidity levels, and review and approve Sallie Mae’s capital return initiatives, including dividends and share repurchase programs; and

•

recruit and recommend appropriate director candidates for election by stockholders, and engage in an annual self-assessment process to evaluate the effectiveness of the Board of Directors and its committees.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed each year by the Nominations and Governance Committee, which from time to time will recommend changes to the Board of Directors. The Guidelines are published at www.salliemae.com/investors/corporate-governance/ and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, DE 19713. The Guidelines, along with Sallie Mae’s Bylaws and committee charters, have informed our governance practices, providing that including, among others:

•

A majority of the members of the Board of Directors must be independent directors, and all members of the (i) Audit, (ii) Nominations and Governance, (iii) Compensation, and (iv) Financial Risk Committees must be independent.

•	All directors stand for re-election each year. Directors are elected under a majority vote standard in uncontested elections.

•	We have separated the role of Board Chair from CEO and have an independent Board Chair.

•

Each regularly scheduled Board of Directors meeting generally concludes with an executive session in which only independent members of the Board of Directors participate. Each regularly scheduled committee meeting also generally concludes with an executive session presided over by the committee Chair.

•

We seek representation on the Board of Directors that will contribute breadth of experience and knowledge in areas important to the operations of Sallie Mae, including, but not limited to, accounting, finance, business strategy and operations, banking, higher education, information technology, risk management, marketing, corporate governance, and legal, regulatory, political, or governmental affairs, and that reflects a variety of attributes and qualities.

•	We maintain stock ownership and retention guidelines for directors.

•	The Board of Directors and its committees undertake an annual review to evaluate their effectiveness.

•

Directors should not serve on more than three other public company boards in addition to the Company’s Board of Directors. In addition, directors who are executive officers of public companies should not serve on any other public company board beyond their employer’s board and the Company’s Board of Directors.

•	Non-employee directors should retire from the Board of Directors no later than at the annual meeting of stockholders following such director’s 75th birthday.

16	SLM CORPORATION

CORPORATE GOVERNANCE

Board Leadership Structure

Ms. Franke, an independent director of the Company and Sallie Mae Bank, our wholly-owned subsidiary (the “Bank”), serves as the chair of the Board of Directors of the Company as well as the Board of Directors of the Bank. Our independent Board Chair serves as the principal representative of the Board of Directors, presiding over meetings of the Board of Directors. Mr. Witter, our CEO, serves as a member of the Board of Directors. The Board of Directors believes, at this time, an independent director is best situated to serve as Board Chair as an effective counterbalance to management and our CEO. By separating the CEO role from the Board Chair role, the Company is put in the best position to oversee all executives of the Company, monitor and respond to key risks and strategic initiatives at the Company, and act in the best interest of stockholders. The Board of Directors believes the Company is currently best served by separating the roles of Board Chair and CEO, while, subject to Sallie Mae’s Bylaws, the Board of Directors reserves the right to revisit this structure and combine the two roles, depending on the future needs and strategy of the Company at any given point in time.

Director Independence

For a director to be considered independent, the Board of Directors must determine the director does not have any direct or indirect material relationship with Sallie Mae. The Board of Directors has adopted the Guidelines, which embody the corporate governance principles and practices of the Company. The Guidelines include the standards for determining director independence, which are more stringent than the independence standards of the NASDAQ Global Select Market (“NASDAQ”) listing standards.

The Board of Directors has determined that each of the individuals who served as a director during 2025 and all nominees standing for election at the Annual Meeting, other than Mr. Witter, our CEO, are independent of Sallie Mae under the NASDAQ listing standards and Sallie Mae’s own director independence standards set forth in the Guidelines.

Each member of the Board of Directors’ Audit, Nominations and Governance, and Compensation Committees is independent within the meaning of the NASDAQ listing standards for each such committee, Exchange Act Rule 10A-3, and Sallie Mae’s own director independence standards set forth in the Guidelines. The Guidelines are published at www.salliemae.com/investors/corporate-governance/.

Board Composition

Our Board of Directors believes breadth of experience and perspective is important and seeks representation across a range of professional experience and regularly assesses a variety of attributes and qualities when identifying and evaluating director candidates. As of December 31, 2025, the tenure of our Board of Directors consisted of the following:

* As of December 31, 2025, 46% of our Board of Directors has a tenure of fewer than four years of service

2026 PROXY STATEMENT	17

CORPORATE GOVERNANCE

Board Skills and Experience

The Board of Directors consists of individuals with broad and various backgrounds, skills, and experience in positions with a high degree of responsibility. The matrix provided below highlights certain specific skills and qualifications possessed by each director. A particular director may possess additional skills, knowledge, or experience that is valuable to Sallie Mae even though they are not indicated below. The absence of a designation does not mean a director does not possess that particular skill or qualification. Additional information about each director nominee’s qualifications, experience, and skills, along with professional contributions, can be found starting on page 5.

Skills and Experience of the Directors

FINANCE/ACCOUNTING

Experience as an accountant, auditor, or senior financial or accounting officer or other relevant experience in financial planning and analysis, accounting, financial reporting, and treasury functions, including capital markets.

			•		•		•	•		•		•

BUSINESS STRATEGY/OPERATIONS Experience defining and driving strategic direction and growth or managing the operations of a business or large organization.	•	•	•	•	•	•	•	•	•	•	•	•	•

INDUSTRY EXPERIENCE Experience in the Company’s businesses, including consumer lending, banking, or education services.	•		•	•	•	•	•	•		•	•	•	•

RISK MANAGEMENT Experience with the identification, assessment, and oversight of risk management programs and practices.	•	•	•		•	•	•	•		•	•	•	•

REGULATORY/POLITICAL & GOVERNMENT AFFAIRS/LEGAL Experience navigating regulatory matters, government relations, or legal risks as an attorney.			•		•			•	•	•		•

TECHNOLOGY Experience in technology, information security, or cybersecurity, including the use of technology to facilitate business operations.		•		•	•	•				•	•	•	•

MARKETING Experience with or oversight of marketing strategy or brand management.	•									•		•

CORPORATE GOVERNANCE Extensive experience in corporate governance matters, including through service as a committee chair, board chair, or lead director of a board of directors.	•	•	•	•		•	•	•	•		•	•	•

18	SLM CORPORATION

CORPORATE GOVERNANCE

Board, Committee, and Annual Meeting Attendance

The Board of Directors met 11 times in 2025. Each director attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which they served. Directors are expected to attend the Annual Meeting, and all directors attended the Annual Meeting in June 2025.

Roles of the Board and Its Committees

The Board of Directors has established the following standing committees to assist in its oversight responsibilities: Audit; Compensation; Nominations and Governance; Financial Risk; Operational and Compliance Risk; and Preferred Stock. Each committee is governed by a Board-approved written charter, which is evaluated annually and sets forth each committee’s respective functions, responsibilities, and delegated authority. Membership on each of the committees is established on an annual basis. Additional information regarding the functions performed by each committee can be found in the “Risk Oversight” section on page 20.

Committee charters are available at www.salliemae.com/investors/corporate-governance/charters. Stockholders may obtain a written copy of any and all committee charters by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

The table below sets forth the membership for each committee of the Board of Directors as of December 31, 2025 and number of meetings held for each committee of the Board of Directors in 2025.

	Audit(1)	Nominations and Governance	Compensation	Operational and Compliance Risk(2)	Financial Risk(2)	Preferred Stock

Janaki Akella(2),(+)	•			•

R. Scott Blackley(1),(2),(+)	Chair				•

Mary Carter Warren Franke(2),(+),(C)		•	•

Daniel Greenstein(+)			•	•

Henry F. Greig(2),(+)				•	Chair

Mark L. Lavelle(2),(+)		•	Chair

Christopher T. Leech(1),(2),(+)			•		•	•

Ted Manvitz(1),(2),(+)	•		•			•

Jim Matheson(+)	•	Chair

Gary Millerchip(1),(2),(+)	•				•

Vivian Schneck-Last(2),(+)		•		Chair

Jonathan W. Witter

Kirsten O. Wolberg(2),(+)		•		•		Chair

Number of Meetings in 2025	5	7	7	5	5	1

• Committee Member

(C)	Board Chair

(+)	Independent Board Member

(1)

The Board of Directors determined Mr. Blackley, Mr. Leech, Mr. Manvitz, and Mr. Millerchip each qualified as an “Audit Committee Financial Expert” as set forth in Item 407(d)(5) of Regulation S-K. During 2025, none of the Audit Committee members served on the Audit Committee of more than three public companies.

(2)

The Board of Directors determined Dr. Akella, Mr. Blackley, Ms. Franke, Mr. Greig, Mr. Lavelle, Mr. Leech, Mr. Manvitz, Mr. Millerchip, Ms. Schneck-Last, and Ms. Wolberg each qualified as a “Risk Management Expert” as such term is defined by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and the rules and regulations promulgated thereunder.

2026 PROXY STATEMENT	19

CORPORATE GOVERNANCE

Risk Oversight

The Board of Directors and its committees oversee Sallie Mae’s overall strategic direction, including setting risk management philosophy and tolerances and parameters. The Board of Directors and its committees provide effective challenge to the risk management processes, practices, and reporting that the management team develops and implements. Management escalates to the Board of Directors and/or its committees significant departures from established risk tolerances and parameters and newly identified or emerging risks. Throughout the year, the Board of Directors and/or its committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail with senior management, including risks related to cybersecurity. We believe this risk oversight structure complements our current Board leadership structure of separate Chair and CEO roles and each of the committees of the Board of Directors being comprised solely of independent directors. The primary risk oversight responsibilities of each of the standing committees of the Board of Directors are as follows:

Audit Committee

•

reviews financial statements and periodic public reports;

•

reviews reports prepared by management and/or external auditor setting forth significant financial reporting issues;

•

reviews sufficiency of internal controls over financial reporting and disclosure controls;

•

engages and communicates with our independent registered public accounting firm; and

•

oversees operation of the internal audit function, its staffing, and its audit plan.

Nominations and Governance

•

implements good governance policies and measures for Sallie Mae and our Board of Directors;

•

recommends nominees for election to the Board of Directors;

•

facilitates self-assessments of the performance of the Board of Directors and its committees; and

•

provides oversight of proposed related party transactions and, when necessary and appropriate, makes recommendations to the Board of Directors regarding approval of related party transactions.

Compensation Committee

•

oversees all compensation and benefits for the CEO, executive officers, and independent directors;

•

oversees equity-based compensation plans and the annual incentive plan;

•

reviews management’s administration of employee benefit plans;

•

reviews management succession planning;

•

oversees human capital management; and

•

reviews and confirms our incentive compensation practices properly balance risk and reward and do not encourage excessive risk-taking.

Financial Risk Committee

•

monitors and provides oversight of our major financial risks, including credit, market, and liquidity risks;

•

reviews our risk management framework as it pertains to financial risks and supporting governance structure, roles, and responsibilities established by management;

•

reviews our risk management framework and conducts regular reviews of key risk measures with respect to financial risks;

•

reviews and, when necessary and appropriate, approves loan securitization transactions and other significant transactions by the Company or its affiliates; and

•

oversees frameworks and strategies pertaining to market, liquidity, and capital risk management and reviews capital and liquidity stress testing scenarios and key assumptions.

Operational and Compliance Risk Committee

•

monitors and provides oversight of our major non-financial risks, including operational and compliance risks;

•

reviews our risk management framework as it pertains to non-financial risks and supporting governance structure, roles, and responsibilities established by management;

•

reviews our risk management framework and conducts regular reviews of key risk measures with respect to non-financial risks;

•

oversees and monitors information security and cyber-related risks;

•

monitors risk management capabilities related to third-party service providers, information and data security, privacy, crisis preparedness, and operational resilience;

•

provides oversight of material pending or potential legal and regulatory matters impacting the Company;

•

oversees and monitors the Company’s compliance management system;

•

oversees the Bank’s implementation of relevant operational and compliance programs in alignment with regulatory obligations; and

•

oversees model risk management framework.

Preferred Stock Committee • monitors and evaluates our business activities in light of the rights of holders of the Company’s preferred stock.

All members of the Board of Directors also serve as members of the board of directors of the Bank and its committees. Our Audit, Compensation, Nominations and Governance, Financial Risk, and Operational and Compliance Risk committees perform similar oversight roles for the Bank.

20	SLM CORPORATION

CORPORATE GOVERNANCE

Nominations Process

The Nominations and Governance Committee considers for nomination to the Board of Directors candidates recommended by stockholders and members of the Board of Directors. Candidates are evaluated based on the needs of the Board of Directors and Sallie Mae at that time. The Board of Directors seeks representation across a range of professional experiences and backgrounds and regularly assesses a variety of attributes and qualities when identifying and evaluating director candidates. The minimum qualifications and attributes the Nominations and Governance Committee believes a director nominee must possess include:

•	knowledge of Sallie Mae’s business;

•	a proven record of accomplishment;

•	willingness to commit the time necessary for Board of Directors service;

•	integrity and sound judgment in areas relevant to the business;

•	impartiality to stockholders;

•	the ability to challenge and stimulate management; and

•	independence.

To recommend a candidate, stockholders should send, in writing, the candidate’s name, credentials, contact information, and their consent to be considered as a candidate to the Chair of the Nominations and Governance Committee at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713. The stockholder should also include their contact information and a statement of their share ownership. The nomination deadline for the 2026 Annual Meeting has closed. A stockholder wishing to nominate a candidate for the 2027 Annual Meeting must comply with the notice and other requirements in the Bylaws as described under “Stockholder Proposals for the 2027 Annual Meeting” in this proxy statement.

Related Party Transactions

Sallie Mae has a written policy regarding review and approval of related party transactions. Transactions covered by the policy are transactions in excess of $120,000 in any year involving Sallie Mae in which any director, nominee, executive officer, or greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect material interest, other than solely as a director and/or less-than-ten percent owner of an entity involved in the transaction (“Related Party Transactions”). Loans made in the ordinary course of Sallie Mae’s business to executive officers, directors, and their family members are considered Related Party Transactions and are pre-approved. The Bank has also adopted written policies to implement the requirements of Regulation O of the Board of Governors of the Federal Reserve System, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be, and are, approved by the board of directors of the Bank.

Under the Related Party Transactions policy, the Chief Legal, Government Affairs, and Communications Officer will notify the Chair of the Nominations and Governance Committee of any proposed Related Party Transaction, and the Chair of the Nominations and Governance Committee will determine if approval under the policy is required. If required, the Nominations and Governance Committee will review the proposed Related Party Transaction and make a recommendation to the Board of Directors regarding whether to approve the transaction. In considering a transaction, the Nominations and Governance Committee and the Board of Directors consider whether a transaction would be on terms no less favorable than to an unaffiliated third party under the same or similar circumstances, among other factors.

Political Expenditures

Our current policy on political activities is publicly available on our website at www.salliemae.com/investors/corporate-governance/ and sets forth the principles regarding our stance on political activities. The Company complies with federal, state, and local lobbying registration and disclosure requirements. The Company works closely with the Nominations and Governance Committee to review and assess our existing policies, procedures, and decision-making approaches to government relations and political activities.

At this time, the Company has one long-term, experienced employee engaged in lobbying activities exclusively related to matters that directly or indirectly affect the Private Education Loan (as hereinafter defined) industry and our mission. The compensation of the employee, and other executives, for time attributed to lobbying activity is reported as lobbying expenditure. That employee manages

2026 PROXY STATEMENT	21

CORPORATE GOVERNANCE

external, bipartisan lobbying/consulting firms that assist with the same objectives, and we report the lobbying-related expenditures made to external firms in our lobbying disclosures. The Company’s involvement with industry associations is limited to those associations comprised of financial institutions with similar interests.

Quarterly disclosures detailing our lobbying activities and expenditures, as required by the Lobbying Disclosure Act of 1995, are posted online by the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate. Disclosures relating to contributions by our Political Action Committee are posted online by the Federal Election Commission (“FEC”). We will continue to comply with all applicable laws and regulations on disclosure of those activities.

The Sallie Mae Political Action Committee (“PAC”)

In June 2015, the Company formed the Sallie Mae PAC. Our PAC is governed by an Advisory Board comprised of six employees, who represent different divisions within the Sallie Mae organization. The PAC’s Advisory Board reviews and approves all PAC contributions. The PAC’s Advisory Board evaluates candidates, of any party, on factors that include the candidate’s views on policy matters impacting Sallie Mae and our employees, the candidate’s committee or leadership role, and representation of Sallie Mae facilities and employees.

Our PAC contributions are published on the FEC website.

Stockholder Communications with the Board

Stockholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Board Chair, or any other individual member of the Board of Directors by contacting the Corporate Secretary in writing at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713. Each communication will be reviewed by the Corporate Secretary to determine whether it is appropriate for presentation to the Board of Directors or applicable director(s). The purpose of this screening is to allow our directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, and product inquiries).

Code of Business Conduct

We have a Code of Business Conduct that applies to the Board of Directors and all employees. The Code of Business Conduct is available on our website (www.salliemae.com/investors/corporate-governance/) and a written copy is available from the Corporate Secretary. We intend to post amendments to, or waivers of, the Code of Business Conduct, if any (to the extent applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, or any director), at this location on our website.

22	SLM CORPORATION

Report of the Audit Committee of the Board of Directors

The Audit Committee hereby reports as follows:

1.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.

2.

The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “Commission”).

3.

The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB, regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

4.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the Commission.

Audit Committee

R. Scott Blackley, Chair

Janaki Akella

Ted Manvitz

Jim Matheson

Gary Millerchip

2026 PROXY STATEMENT	23

Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Fees for 2025 and 2024

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services detailed in the table below were authorized and approved by the Audit Committee in compliance with the pre-approval requirements described herein. Aggregate fees billed for services performed for Sallie Mae by its independent accountant, KPMG, for fiscal years ended December 31, 2025 and 2024, are set forth below.

	2025	2024

Audit Fees	$2,599,459	$2,669,150

Audit-Related Fees	$848,200	$1,196,000

Tax Fees	$29,089	$24,175

All other fees	—	—

Total	$3,476,748	$3,889,325

Audit Fees. Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Sallie Mae and statutory and subsidiary audits, for assistance with review of documents filed with the SEC, and services related to the issuance of consents and comfort letters.

Audit-Related Fees. Audit-related fees include fees for assurance services related to servicing compliance reports, trust servicing and administration compliance reports, and attest services that are not required by statute or regulation.

Tax Fees. Tax fees include fees for federal and state tax compliance, and tax consultation services.

All Other Fees. All other fees for the fiscal year ended December 31, 2025 were $0. All other fees for the fiscal year ended December 31, 2024 were $0.

Pre-Approval Requirements

The Audit Committee’s charter, available on the Company’s website at www.salliemae.com under “For Investors”, addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The Audit Committee’s charter requires all services to be provided by our independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type, and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, engagements may arise during the course of the year outside the scope of the initial services and fees approved by the Audit Committee. Any such additional engagements are approved by the Audit Committee or by the Audit Committee Chair pursuant to authority delegated by the Audit Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG during 2025 and 2024. Reporting is provided to the Audit Committee regarding services the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

24	SLM CORPORATION

Ownership of Common Stock by 5 percent or more holders

The following table provides information about each stockholder known to Sallie Mae to beneficially own five percent or more of the outstanding shares of our Common Stock, based on the information filed by each such stockholder in 2026 for the year ended December 31, 2025 on Schedule 13G, 13G/A, or 13F-HR, as applicable, under the Exchange Act.

Name and Address of Beneficial Owner	Shares(1)	Percent(1)

The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	22,396,801	11.0%

BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	18,787,248	9.4%

FMR LLC(4) 245 Summer Street Boston, MA 02210	18,358,033	9.2%

Barrow Hanley Mewhinney & Strauss LLC(5) 2200 Ross Avenue, 31st Fl Dallas, TX 75201	14,525,854	7.2%

Brave Warrior Advisors, LLC(6) 12 East 49 Street, 24th Fl New York, NY 10017	12,831,965	6.4%

Capital Research Global Investors(7) 333 South Hope Street, 55th Fl Los Angeles, CA 90071	11,268,593	5.5%

(1)

Based on information in the most recent Schedule 13G, 13G/A, or 13F-HR, as the case may be, filed with the SEC pursuant to the Exchange Act with respect to holdings of the Company’s Common Stock as of December 31, 2025. Percentages are based on computations contained in the Schedule 13G or 13G/A of the reporting entity and other information we reasonably believe to be accurate.

(2)

Information is as of December 31, 2025 and is based upon a Schedule 13G/A, filed with the SEC on January 30, 2026, by The Vanguard Group, a Pennsylvania corporation. The reporting entity reported the sole power to vote or direct the voting for 0 shares of Common Stock, the shared power to vote or direct the voting for 1,549,290 shares of Common Stock, the sole power to dispose of or direct the disposition of 0 shares of Common Stock, and shared power to dispose of or direct the disposition of 22,396,801 shares of Common Stock.

(3)

Information is as of December 31, 2025 and is based upon a Schedule 13F-HR, filed with the SEC on February 12, 2026, by BlackRock, Inc., a Delaware corporation. The reporting entity reported the sole power to vote or direct the vote for 18,085,534 shares of Common Stock and the shared power to vote or direct the vote for 0 shares of Common Stock. Also, the reporting entity reported no power to vote or direct the vote for 701,714 shares of Common Stock.

(4)

Information is as of December 31, 2025 and is based upon a Schedule 13F-HR, filed with the SEC on February 17, 2026, by FMR LLC, a Delaware limited liability company. The reporting entity reported the sole power to vote or direct the vote for 18,300,043 shares of Common Stock and the shared power to vote or direct the vote for 0 shares of Common Stock. Also, the reporting entity reported no power to vote or direct the vote for 57,990 shares of Common Stock.

(5)

Information is as of December 31, 2025 and is based upon a Schedule 13G, filed with the SEC on February 11, 2026, by Barrow Hanley Mewhinney & Strauss LLC, an Delaware limited liability company. The reporting entity reported the sole power to vote or direct the voting for 10,654,629 shares of Common Stock, the shared power to vote or direct the voting for 3,871,225 shares of Common Stock, the sole power to dispose of or direct the disposition of 14,525,854 shares of Common Stock, and shared power to dispose of or direct the disposition of 0 shares of Common Stock.

(6)

Information is as of December 31, 2025 and is based upon a Schedule 13F-HR, filed with the SEC on February 17, 2026, by Brave Warrior Advisors, LLC, a Delaware limited liability company. The reporting entity reported the sole power to vote or direct the vote for 12,831,965 shares of Common Stock and the shared power to vote or direct the vote for 0 shares of Common Stock. Also, the reporting entity reported no power to vote or direct the vote for 0 shares of Common Stock.

(7)

Information is as of December 31, 2025 and is based upon a Schedule 13G, filed with the SEC on February 12, 2026, by Capital Research Global Investors, a Delaware investment advisor. The reporting entity reported the sole power to vote or direct the voting for 11,268,593 shares of Common Stock, the shared power to vote or direct the voting for 0 shares of Common Stock, the sole power to dispose of or direct the disposition of 11,268,593 shares of Common Stock, and shared power to dispose of or direct the disposition of 0 shares of Common Stock.

2026 PROXY STATEMENT	25

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth information concerning the beneficial ownership of Sallie Mae’s Common Stock by: (i) current directors and nominees; (ii) the NEOs listed in the Summary Compensation Table; and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table includes shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of the record date, April 20, 2026, unless noted otherwise. As of the record date, April 20, 2026, the Company had 188,592,995 outstanding shares of Common Stock. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

	Shares	Vested Options(1)	Total Beneficial Ownership	Percent of Class

Directors and Director Nominees

Janaki Akella	12,565	–	12,565	*

R. Scott Blackley	33,040	–	33,040	*

Mary Carter Warren Franke(2)	97,617	–	97,617	*

Henry F. Greig	8,459	–	8,459	*

Daniel Greenstein	5,366	–	5,366	*

Mark L. Lavelle	78,383	–	78,383	*

Christopher T. Leech	12,565	–	12,565	*

Ted Manvitz	67,598	–	67,598	*

Jim Matheson	104,455	–	104,455	*

Gary Millerchip	5,366	–	5,366	*

Vivian C. Schneck-Last	91,564	–	91,564	*

Jonathan W. Witter	1,135,445	441,501	1,576,946	*

Kirsten O. Wolberg	74,309	–	74,309	*

Named Executive Officers

Peter M. Graham	48,468	–	48,468	*

Kerri A. Palmer	100,961	77,262	178,223	*

Donna F. Vieira	180,636	77,262	257,898	*

Nicolas Jafarieh	214,221	71,743	285,964	*

Current Directors and Executive Officers as a Group (18 Persons)(3)	2,135,825	590,506	2,726,331	1.4%

*	Represents beneficial ownership of less than 1 percent.

(1)	Includes shares that may be acquired within 60 days of the record date, April 20, 2026.

(2)	Includes 7,000 shares held by Ms. Franke’s spouse in his IRA.

(3)	While Ms. Vieira is an NEO, her shares and vested options are not included in the “Current Directors and Executive Officers as a Group” totals because she retired from the Company on April 3, 2026.

26	SLM CORPORATION

Executive Officers

The executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Sallie Mae’s executive officers who are not directors. Biographical information for Mr. Witter is included in Proposal 1—Election of Directors.

Peter M. Graham Age 60

Position and Business Experience

•

Co-President and Chief Financial Officer, SLM Corporation—April 2026 to Present; Executive Vice President and Chief Financial Officer, SLM Corporation—January 2026 to April 2026; Executive Vice President, Chief Financial Officer and Treasurer, SLM Corporation—June 2024 to January 2026; Executive Vice President and Chief Financial Officer, SLM Corporation—October 2023 to June 2024; Executive Vice President, SLM Corporation—September 2023 to October 2023

•

Executive Vice President and Chief Financial Officer, PRA Group, Inc.—August 2016 to September 2023

•

Various Executive Finance Roles, GE Capital—2002 to 2016

Nicolas Jafarieh Age 51

Position and Business Experience

•

Executive Vice President and Chief Legal, Government Affairs, and Communications Officer, SLM Corporation—April 2022 to present; Senior Vice President and Chief Legal, Government Affairs, and Communications Officer, SLM Corporation—August 2020 to April 2022; Senior Vice President and General Counsel, SLM Corporation—March 2018 to August 2020; Senior Vice President, Deputy General Counsel, and Assistant Corporate Secretary, SLM Corporation—February 2017 to March 2018; Vice President, Associate General Counsel, and Assistant Corporate Secretary, SLM Corporation—December 2013 to February 2017; Managing Director and Associate General Counsel, Sallie Mae, Inc.—February 2010 to December 2013; Associate General Counsel, Sallie Mae, Inc.—June 2008 to February 2010

Munish Pahwa Age 56

Position and Business Experience

•

Executive Vice President and Chief Risk Officer, SLM Corporation—November 2023 to present; Executive Vice President and Chief Risk Officer and Chief Credit Risk Officer, SLM Corporation—July 2023 to November 2023; Senior Vice President, Chief Credit Risk Officer and Interim Chief Risk Officer, SLM Corporation—February 2023 to July 2023; Vice President, Chief Credit Risk Officer and Interim Chief Risk Officer, SLM Corporation—January 2023 to February 2023; Vice President, Chief Credit Risk Officer, SLM Corporation—June 2021 to January 2023

•

Senior Vice President, Consumer Credit Executive, Bank of America, NA—2006 to June 2021

2026 PROXY STATEMENT	27

EXECUTIVE OFFICERS

Kerri A. Palmer Age 55

Position and Business Experience

•

Co-President and Head of Financial Services, SLM Corporation and President, Sallie Mae Bank—April 2026 to Present; Executive Vice President and Chief Operational Officer, SLM Corporation and President, Sallie Mae Bank—January 2023 to April 2026; Executive Vice President and Chief Risk Officer, SLM Corporation—April 2022 to January 2023; Executive Vice President and Chief Risk and Compliance Officer, SLM Corporation—January 2021 to April 2022

•

Senior Vice President, Risk Management, Capital One Financial Corporation—2013 to January 2021; Managing Vice President and Business Chief Risk Officer, Auto Finance and Mortgage, Capital One Financial Corporation—2008 to 2013

Steven A. Turner Age 60

Position and Business Experience

•

Executive Vice President and Chief Technology and Enablement Officer, SLM Corporation—February 2026 to present

•

Managing Director, Head of Data, Analytics, Insights, and Marketing Technology, Bank of America—October 2020 to February 2026

•

Senior Vice President, Digital Operations, Walgreens—2019 to October 2020; Senior Vice President, Chief Information Officer—2017 to 2019; Vice President, Information Technology Infrastructure and Operations—2015 to 2017; Senior Director, Digital and Mobile Technology Operations—2012 to 2015; Director, PMO, Data, Analytics, and Photo Engineering—2010 to 2012; Director, eCommerce Site Operations—2009 to 2010

28	SLM CORPORATION

Executive Compensation

Compensation Discussion and Analysis

2026 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Discussion and Analysis (“CD&A”), describes our compensation practices and programs in the context of our NEOs. The components of our compensation program are in place to promote prudent management decision-making and profitably drive the evolution of our business, all while ensuring we motivate, reward, and retain highly qualified talent. In many cases, our compensation practices and programs applicable to our NEOs also apply to senior executive employees other than our NEOs.

Our primary business is to originate and service high-quality Private Education Loans. “Private Education Loans” are education loans for students or their families that are not made, insured, or guaranteed by any state or federal government. We also offer a range of deposit products insured by the Federal Deposit Insurance Corporation (“FDIC”). We serve more families than any other private student loan lender. Our Private Education Loans serve primarily to bridge the gap between the cost of higher education and the amount funded through family income and savings, scholarships and grants, and federal financial aid. We also extend Private Education Loans as an alternative to similar federal education loan products where we believe our rates are competitive. We originated approximately $7.4 billion of Private Education Loans in 2025, an increase of 6 percent from the year ended December 31, 2024. As of December 31, 2025, we had $20.3 billion of Private Education Loans held for investment, net, outstanding.

Our compensation programs include (i) a short-term annual cash bonus (the “AIP Award”) under our annual incentive plan (the “Annual Incentive Plan” or “AIP”), and (ii) time and performance-based awards under the LTIP, consisting of (x) a grant of time-based restricted stock units (“RSUs”) that vests in one-third increments over a three-year period, and (y) a grant of performance stock units (“PSUs”) that vests based on a relative total shareholder return (“TSR”) measure following a three-year performance period, focusing our senior executives on goals that drive our financial performance while balancing risk and reward and aligning compensation with the interests of our stockholders.

As discussed in more detail herein, our 2025 AIP Awards are determined by corporate and individual performance, encouraging executives to focus on the Company’s overall performance by aligning to the following four metrics:

•	Pre-Tax, Pre-Provision, Pre-Non-interest Expense Income Per Share (“Adjusted Income Per Share”)

•	Private Education Loan Originations (“Loan Originations”)

•	Non-interest Expenses Excluding FDIC and AIP Expense (“Adjusted Non-interest Expenses”)

•	Total Loan Portfolio Net Charge-Offs as a percentage of average loans in repayment (“Net Charge-Offs”)

Payouts and performance under the 2025 AIP were lower than that of the 2024 performance year. The change in the AIP performance from the prior year is attributable to rigorous year over year goal setting and close to target performance for 2025 (compared to above target performance in 2024). For a detailed summary of the 2025 AIP performance, please see page 38.

We believe continued emphasis on performance-based compensation in the short-term, coupled with continued focus on TSR as a key metric for performance-based equity compensation in the long-term, align our executives’ compensation with the interests of our stockholders.

Compensation Philosophy

The pay-for-performance philosophy underlying our executive compensation program provides our executives a competitive total compensation package tied to both Company and individual performance, designed to align with the interests of our stockholders and to attract and retain highly qualified executives. We adhere to the following principles aligned with our compensation philosophy to achieve our executive compensation program objectives:

•	Tie a significant portion of the total compensation of our executives to the achievement of enterprise-wide goals that drive stockholder value;

•	Ensure executive compensation rewards both short-term and long-term performance; and

•	Promote the alignment of sustained Company performance and stockholder value without encouraging excessive risk taking.

30	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

For the fiscal year ended December 31, 2025, our Named Executive Officers were:

Jonathan W. Witter Chief Executive Officer	Peter M. Graham[1] Co-President and Chief Financial Officer	Kerri A. Palmer[2] Co-President and Head of Financial Services and President of Sallie Mae Bank

Donna F. Vieira[3] Former Executive Vice President and Chief Commercial Officer	Nicolas Jafarieh Executive Vice President and Chief Legal, Government Affairs, and Communications Officer

1)

Mr. Graham was appointed Co-President and Chief Financial Officer effective April 22, 2026. Prior to his appointment as Co-President, Mr. Graham served as Executive Vice President and Chief Financial Officer.

2)

Ms. Palmer was appointed Co-President and Head of Financial Services effective April 22, 2026. Prior to her appointment as Co-President and Head of Financial Services, Ms. Palmer served as Executive Vice President and Chief Operational Officer.

3)

Ms. Vieira ceased serving as Chief Commercial Officer effective December 31, 2025. Ms. Vieira remained an employee of the Company as Executive Vice President through April 3, 2026, pursuant to the terms of the retention agreement she entered into with the Company, on September 29, 2025.

2026 PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Practices Summary

What We Do

✓   Review and refine all compensation programs and policies based on feedback from stockholders, the Board of Directors, its independent compensation consultant, and market best practices on an annual basis

✓   Tie significant portions of compensation to Company performance

✓   Utilize a formulaic funding mechanism (based on quantitative metrics) for annual cash bonuses under the AIP

✓   Utilize an LTIP consisting of both time-based and performance-based equity awards

✓   Mitigate risk-taking by utilizing equity awards granted in the form of PSUs that cliff vest after three years, have specified performance criteria and performance caps, and require a one-year holding period following vesting

✓   Administer (i) an adjustment standard (that includes clawbacks, reductions, and forfeitures) providing for the recoupment of incentive-based compensation in the event of misconduct or excessive risk-taking by our employees and (ii) a clawback policy governing the recovery of erroneously awarded incentive-based compensation from executive officers in the event of a financial restatement

✓   Require significant share ownership by the CEO and Executive Vice Presidents

✓   Maintain an independent Compensation Committee that determines (i) the funding metrics and individual performance of our NEOs for cash payouts under the 2025 AIP and (ii) the relative TSR performance pertaining to the PSU portion of the LTIP, as well as all aspects of NEO compensation and incentives

✓   Require “double-trigger” events for change-in-control payments under the Amended and Restated Change-in-Control Severance Plan (as hereinafter defined) and long-term incentive awards

✓   Annually assess risk of significant employee incentive compensation plans

✓   Retain an independent compensation consultant to advise on market and peer practices and specific compensation programs

What We Don’t Do

✗  No individual or “single-trigger” change-in-control agreements

✗  No excessive perquisites

✗  No excise tax gross-ups

✗  No hedging or pledging of Common Stock by directors, executive officers, and senior management

✗  No “single-trigger” accelerated settlement of equity awards

✗  No above-market returns on deferred compensation plans

✗  No pension benefits provided

32	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Engagement, Compensation Governance, and Say-on-Pay Results

Stockholder Engagement and Compensation Governance

SPRING

- Engage with institutional stockholders, as appropriate, in advance of the Annual Meeting
- Publish annual communications to stockholders including the proxy statement and Form 10-K

SUMMER

- Conduct Annual Meeting
- Review results and feedback from Annual Meeting with institutional holders, as appropriate
- Share investor feedback with the Board of Directors

FALL

- Perform peer group compensation analysis to ensure compensation is appropriate based on financial performance comparisons
- Review governance practices and trends, regulatory developments, and our governance framework
- Conduct annual Board of Directors self-assessment

WINTER

- Review and approve the Company’s Incentive Compensation Plans including (i) the prior year’s aggregate AIP funding pool, (ii) the PSU performance results for the upcoming vesting, and (iii) the future AIP and long-term incentive design

We engage with our stockholders and proxy advisory firms throughout the year, as appropriate, and provide stockholders with an annual opportunity to cast an advisory say-on-pay vote. At our 2025 annual meeting of stockholders, approximately 99.1 percent of the votes present or represented, and entitled to vote thereon, voted in favor of our say-on-pay proposal. Through stockholder engagement, we can consider important information on compensation policies and practices, as applicable. In addition, the outcome of the say-on-pay vote results will continue to inform future compensation decisions. Over the last five years, stockholders have strongly supported our executive compensation program, with 89 percent or more of the votes cast in support of the program each year.

Historical Say-on-Pay Vote

Annual Meeting Year	2021	2022	2023	2024	2025

FOR SAY-ON-PAY VOTE	89.3%	98.6%	98.1%	96.6%	99.1%

2026 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

Highlights of 2025 Company Performance

•	2025 Net Income Attributable to Common Stock (calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”)) of $729 million, as compared to $590 million in the prior year.

•	$3.46 GAAP Diluted Earnings Per Common Share for 2025, as compared to $2.68 for the prior year.

•	Private Education Loan Originations of $7.4 billion in 2025, as compared to $7.0 billion in 2024, an approximate 6 percent increase year-over-year.

•

Private Education Loan held for investment portfolio, net, totaled $20.3 billion as of December 31, 2025, as compared to $20.9 billion as of December 31, 2024, an approximate 3 percent decrease year-over-year.*

•	2025 Full-Year Net Interest Margin of 5.24 percent, up from 5.19 percent in full-year 2024.

•	12.8 million shares of Common Stock were repurchased under Company share repurchase programs in 2025, an approximate 6 percent reduction in total Common Stock outstanding since January 1, 2025.

•	2025 Total Non-Interest Expenses of $659 million, as compared to $642 million for the prior year.

•	Efficiency Ratio of 33.2% for 2025, a decrease from 34.7% for 2024.**

•	2.15% Total Net Charge-Offs as a Percentage of Average Loans in Repayment in 2025, a decrease from 2.19% in 2024.

*

The decrease in the Private Education Loan portfolio is primarily related to an increase in Private Education Loan sales during 2025 and the transfer of $933 million of loans from held for investment to held for sale during the fourth quarter of 2025.

**	The Efficiency Ratio is the ratio of (i) total non-interest expenses to (ii) net interest income plus total non-interest income.

Allocation of Compensation

The charts below illustrate, for the CEO and separately for the other NEOs, in aggregate, the percentage of 2025 compensation that consisted of base salaries, annual AIP Awards (determined and paid in cash in early 2026), and LTIP awards of RSUs and PSUs granted in early 2025.

34	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

The compensation program in 2025 for the NEOs consisted of seven elements. These elements, as well as the reasons why each was chosen and the ways in which each achieves the Company’s compensation objectives, are described below:

Compensation Element		Description	Objective

Base Salary		Fixed cash compensation. Reviewed annually and adjusted as appropriate.	To provide a base level of cash compensation for senior executives based on level and responsibility.

AIP Awards		Variable compensation. 2025 AIP Awards have been determined based on corporate and individual performance. Corporate funding metrics were derived from management’s 2025 objectives identified in our annual business plan. AIP Awards are payable in cash from the AIP funding pool upon consideration of each NEO’s individual performance against their respective goals.	To encourage alignment and reward senior executives for achieving annual corporate performance and individual goals.

Long-Term Equity-Based Incentives	RSUs and PSUs (2025 Design)	Multi-year equity compensation generally granted annually. In 2025, the long-term equity-based incentive plan for the NEOs, excluding the CEO, consisted of 50 percent RSUs that vest in one-third increments over a three-year period and 50 percent PSUs that cliff vest in three years based on relative TSR with a one-year holding period after vesting. In 2025, the long-term equity-based incentive plan for the CEO consisted of 40 percent RSUs that vest in one-third increments over a three-year period and 60 percent PSUs that cliff vest in three years based on relative TSR with a one-year holding period after vesting.	To motivate and retain senior executives by aligning their interests with that of stockholders through sustained performance and growth.

Other	Health, welfare, and retirement benefits	Benefits programs are provided to executives in the same manner as all benefits-eligible employees.	To promote employee health and provide retirement planning opportunities.
Deferred Compensation Plan and Supplemental 401(k) Savings Plan

Retirement benefit. The Sallie Mae Deferred Compensation Plan and the Supplemental 401(k) Savings Plan provide a vehicle into which certain employees can opt to defer a portion of their compensation for retirement. These opportunities are provided in lieu of any pension benefit plans.

To provide retirement planning opportunities.
Severance benefits

Under the Amended and Restated Executive Severance Plan for Senior Officers, the Company provides compensation and benefits upon qualifying employment termination events, including fixed cash compensation-based severance payments. Equity awards generally continue to vest on the respective awards’ terms after changes of control, involuntary terminations other than for cause, or if the grantee voluntarily ceases employment and meets our retirement eligibility requirements. For more information, see “Arrangements with Named Executive Officers” below on page 57.

To maintain continuity of management in the event of major restructurings or after a change of control and provide temporary income following involuntary terminations of employment other than for cause.

	Limited Perquisites	Fixed compensation. Consists primarily of executive physical examinations and, in limited instances, housing relocation expenses.	To provide business-related benefits to assist in attracting and retaining key executives.

2026 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

How Our Compensation Decisions Are Made

Participant	Roles

Board of Directors

•

Independent members establish the CEO’s compensation based on findings and recommendations of the Compensation Committee and Independent Board Chair.

•

Receives report from the Compensation Committee with respect to AIP target achievements, AIP pool funding, and PSU progress.

Compensation Committee

•

Sets AIP and PSU targets and approves NEO individual performance goals at the beginning of each year.

•

Retains independent compensation consultant.

•

Establishes peer group for comparative compensation data purposes.

•

Participates with the Independent Board Chair in the annual performance and compensation review of the CEO and recommendation of the CEO’s compensation to the Board of Directors for approval.

•

Reviews and approves all aspects of NEO compensation, excluding the CEO.

•

Reviews end of year performance of the NEO’s.

•

Approves and/or certifies annual achievement of AIP targets and PSU targets.

•

Reviews compensation of covered employees consisting of senior executive officers and other significant risk takers as defined by management.

•

Reviews and/or approves aggregate AIP and LTIP awards to all eligible employees.

Independent Board Chair	• Participates in development and delivery of the CEO’s performance review and compensation in addition to serving as a member of the Compensation Committee.

Compensation Committee Chair	• Participates in development and delivery of the CEO’s performance review and compensation in addition to serving as the chair and a member of the Compensation Committee.

Chief Executive Officer

•

Reviews performance of all other NEOs with Compensation Committee and makes recommendations with regard to their salaries, AIP Awards, and LTIP awards.

•

Participates with Compensation Committee in its final review and/or approval of AIP and LTIP awards to all eligible employees, other than for the CEO.

Compensation Consultant

•

Assists the Compensation Committee in the review and oversight of all aspects of our executive compensation programs, particularly as to the development and interpretation of peer group membership, compensation data, and the design and implementation of executive compensation programs aligned with prevailing regulatory expectations and market practices.

Chief Risk Officer

•

Conducts: (i) a risk assessment prior to the adoption of executive incentive compensation plans to identify potential material risks that may be created by such plans; (ii) quarterly risk reviews of performance against executive incentive compensation plans; and (iii) backward-looking program reviews of the achievement of metrics associated with executive incentive compensation plans and the method by which the results were achieved, prior to payment of awards pursuant to those plans.

Audit Committee	• With the Compensation Committee, reviews and approves the goals, performance, and compensation of the Chief Audit Officer.

Financial Risk Committee	• Reviews and provides feedback, as applicable, on the goals, performance, and compensation of the Chief Risk Officer (“CRO”).

Operational and Compliance Risk Committee	• Reviews and provides feedback, as applicable, on the goals, performance, and compensation of the CRO.

36	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

In establishing compensation levels and structures, policies, and performance for 2025, the Compensation Committee also considered the results of the 2025 annual meeting of stockholders “say-on-pay” advisory vote of stockholders, which received the approval of approximately 99.1 percent of the holders of the Common Stock present or represented, and entitled to vote thereon. Given the positive results of the stockholder advisory vote and the Compensation Committee’s ongoing review of our compensation programs, the Compensation Committee believes the Company’s existing executive compensation programs effectively align the interests of the NEOs with the Company’s short-term and long-term goals.

Base Salary Determinations

The Compensation Committee considers whether to make base salary adjustments annually. The following factors are considered in determining base salary adjustments, if any, for the NEOs:

•	Scope and responsibility of the NEO’s position;

•	Overall compensation paid by the compensation peer group for comparable positions;

•	Recruitment, retention, and development of leadership talent; and

•	Appropriate balancing of each NEO’s base salary against their incentive compensation.

Based on these factors, after diligent review and discussion, and in consultation with its compensation consultant, the Compensation Committee determined that NEO base salary compensation was appropriately positioned compared to the market and paid in accordance with scope and responsibility. As a result, the NEOs’ base salaries did not increase in 2025 as compared to the prior year as provided in the table below.

Named Executive Officer	2024 Base Salary ($)	2025 Base Salary ($)	% Increase

Jonathan W. Witter	1,100,000	1,100,000	0.0%

Peter M. Graham	580,000	580,000	0.0%

Kerri A. Palmer	566,500	566,500	0.0%

Donna F. Vieira	535,545	535,545	0.0%

Nicolas Jafarieh	504,000	504,000	0.0%

2026 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

2025 Annual Incentive Plan for Named Executive Officers

The following are highlights of the 2025 AIP:

•

The following four funding metrics were utilized to determine the AIP funding pool under the 2025 AIP at the following weightings:

•

Adjusted Income Per Share* (40 percent);

•

Loan Originations (25 percent);

•

Adjusted Non-interest Expenses** (20 percent); and

•

Net Charge-Offs (15 percent).

•

Each NEO in the 2025 AIP had an established target AIP Award opportunity as set by the Compensation Committee, with no guaranteed minimum (i.e., the actual AIP Award payout could be 0 percent of target).

•

Included a clawback and risk adjustment provision.

•

The CRO completed a risk assessment and program review of the 2025 AIP, as well as quarterly qualitative risk reviews of the performance against the 2025 AIP funding metrics.

•

Under the 2025 AIP, the NEOs’ annual AIP Awards were paid in cash from the AIP funding pool upon consideration of each NEO’s individual performance against their respective goals.

*   See Appendix A (A-1) – Reconciliation of Non-GAAP Financial Measures for a more detailed explanation of Non-GAAP Adjusted Income Per Share and a reconciliation to GAAP diluted earnings per common share.

**  See Appendix A (A-2) – Reconciliation of Non-GAAP Financial Measures for a more detailed explanation of Non-GAAP Adjusted Non-interest Expenses and a reconciliation to GAAP total non-interest expenses.

Annual Incentive Plan Goal Setting

Each year, management develops a rigorous business plan that reflects the Company’s strategy for achieving operating and financial results to enhance franchise value while prudently growing our business. The Company’s business plan was the foundation used to derive the performance goals approved by the Compensation Committee for purposes of establishing the 2025 AIP targets and funding metrics. In consultation with its independent compensation consultant, the Compensation Committee carefully analyzed, reviewed, and finalized these performance goals.

As a financial institution, our funding metrics for the 2025 AIP were designed to balance asset growth, credit quality, operating expenses, and risk management by utilizing a mix of financial metrics (Adjusted Income Per Share and Adjusted Non-interest Expenses), a customer growth metric (Loan Originations), and a credit quality metric (Net Charge-Offs). In selecting objective performance metrics and establishing challenging target, threshold, and maximum levels, the Compensation Committee considered the upcoming year’s business objectives and outlook. Rather than only examining and relying upon the prior year’s targets and actual results, which may not reflect the current year’s expectations, challenges, and opportunities affecting our industry, the Compensation Committee’s goal setting process considers particular and timely market trends that are likely to impact our business based on current activity, as well as the Company’s goals and other industry specific factors.

Pursuant to the AIP, the Compensation Committee may exercise discretion to adjust the performance goals established at the beginning of the year, including the ability to consider corporate performance metrics either on a GAAP or non-GAAP adjusted basis and other qualitative factors, as appropriate. This combination of fixed formulas, along with the latitude in assessing performance based on the Compensation Committee’s informed judgment, allows for consideration of unanticipated market conditions and other events that may impact operating performance. The Company believes this latitude is important in mitigating risk as it reduces the potential that the NEOs may be encouraged to take actions with respect to unanticipated items based on the impact the actions may have on their incentive compensation, rather than based on the merits and impact the actions may have on achieving our long-term goals and objectives.

38	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Four corporate metrics were established by the Compensation Committee to determine the funding of the 2025 AIP.

As discussed above, these four metrics were derived from management’s 2025 objectives identified in our annual business plan. These metrics, their rationale, and the weightings at which they were set are discussed in the table below.

Metric	Weighting	Rationale for Using Each Metric

Adjusted Income Per Share	40%

This is a key metric used by management to measure internally the Company’s performance for the year. This measure allows management to evaluate the Company’s performance and ability to generate earnings from its primary business.

Adjusted Income Per Share is a non-GAAP measure that is derived from GAAP diluted earnings per common share for 2025 and increases that amount by (i) the impact of the GAAP provision for credit losses per common share for 2025, (ii) the impact of the GAAP total non-interest expense per common share for 2025, (iii) the impact of the GAAP income tax expense per common share for 2025, and (iv) the impact of GAAP preferred stock dividends per common share for 2025.

For 2025, the Compensation Committee approved a target of $9.20 for Adjusted Income Per Share. The 2025 target was set taking into consideration, among other items, the gain expected to be recognized by the Company from the potential sale of certain Private Education Loans in 2025 and the expected impact of potential share repurchases in 2025.

A calculation and GAAP to Non-GAAP reconciliation of Adjusted Income Per Share, as well as certain calculation modifications to this metric the Compensation Committee approved in connection with the funding of the 2025 AIP, can be found at Appendix A (A-1).

Loan Originations	25%

This measurement serves as a key indicator of the trajectory of our business, including our future earnings and asset growth.

For 2025, the Compensation Committee approved a target of $7.504 billion for Loan Originations, a 9.4 percent increase from the $6.86 billion target in 2024, due to expected market growth and market share improvements.

Adjusted Non-interest Expenses	20%

This is a key measurement used to evaluate the expense discipline of the Company regarding costs attributable to running our business. FDIC expense and AIP expense are excluded from the calculation of this metric as those expenses are outside the control of management.

Adjusted Non-interest Expenses is a non-GAAP measure. The determination of Adjusted Non-interest Expenses starts with GAAP total non-interest expenses and decreases that amount by FDIC assessment fees and AIP expense.

For 2025, the Compensation Committee approved a target of $565 million for Adjusted Non-interest Expenses. The 2024 Operating Expenses Excluding FDIC Assessment Fees and AIP Expense target was $551.5 million. The 2025 Adjusted Non-interest Expenses target was based on anticipated increase in spending to drive loan origination growth and other strategic initiatives.

A calculation and GAAP to Non-GAAP reconciliation of Adjusted Non-interest Expenses, as well as a certain calculation modification to this metric the Compensation Committee approved in connection with the funding of the 2025 AIP, can be found at Appendix A (A-2).

Net Charge-Offs	15%

This metric is used to measure the credit performance of our loan portfolio, a significant indicator of the health of our business. In order to align with our 2025 net charge-offs guidance metric, the Net Charge-Offs AIP metric was calculated as net charge-offs as a percentage of average loans in repayment.

For 2025, the Compensation Committee approved a target of 2.1 percent for Net Charge-Offs. For 2024, the Compensation Committee approved a target of $355 million for total loan portfolio net charge-offs measured in dollars as opposed to percentages for 2025.

The Net Charge-Offs performance target considered the application of historical roll rate performance to expected Private Education Loan repayment balances. The Compensation Committee set this challenging Net Charge-Offs goal to focus management on credit performance, one of the Company’s key priorities for the 2025 fiscal year.

2026 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

Minimum, target, and maximum achievement levels were set for each performance metric and a weighting assigned to each performance metric based on its relative importance to our overall operating plan. The NEOs each have a target opportunity for their AIP awards that cannot exceed two times their target. Additionally, no individual AIP Award can exceed $5 million.

2025 AIP Funding and Payout Computation

In February 2025, the Compensation Committee established the AIP pool funding metrics. In February 2026, the Compensation Committee, including the independent Board Chair, reviewed our relative achievement of the previously established AIP pool funding metrics and, after discussions with our CEO, determined that for the year ended December 31, 2025 the AIP pool should be funded at 96.2 percent based on the achievement of the four funding metrics, taking into account certain calculation modifications approved by the Compensation Committee, as summarized in the table below.

Application of the 2025 AIP funding score, based on the four funding metrics approved in February 2025, resulted in the following:

(Dollars in Millions, except per share amounts and percentages)

Funding Metric	Min	Target	Max	Actual Performance	Award Factor		Weighting	Funding Metric Score

Adjusted Income Per Share(1)	$8.50	$9.20	$9.90	$9.24(3)	101%		40%	40.4%

Loan Originations	$7,262	$7,504	$7,746	$7,416	85	%(5)	25%	21.3%

Adjusted Non-interest Expenses(2)	$595.6	$565.0	$534.3	$566(4)	99	%(6)	20%	19.9%

Net Charge-Offs	2.38%	2.10%	1.82%	2.15%	97	%(6)	15%	14.6%

Total								96.2%

(1)	Adjusted Income Per Share is a Non-GAAP metric under the 2025 AIP that is derived from GAAP net income. See Appendix A (A-1) for a GAAP to Non-GAAP reconciliation.

(2)	Adjusted Non-interest Expenses is a Non-GAAP metric under the 2025 AIP that is derived from GAAP total non-interest expenses. See Appendix A (A-2) for a GAAP to Non-GAAP reconciliation.

(3)

In determining the performance of this Non-GAAP metric under the 2025 AIP, the Compensation Committee, when reviewing the funding of the 2025 AIP, approved certain calculation modifications to omit the impact of the following events: (i) the negative impact of the impairment of certain non-marketable securities owned by the Company and (ii) the positive impact of the gain associated with the sale of certain loans outside of the Company’s business plan. Those calculation modifications had an overall negative impact to the performance of this metric and resulted in the actual performance used for purposes of the funding of the 2025 AIP changing from $9.41 per share to $9.24 per share. See Appendix A (A-1) for a GAAP to Non-GAAP reconciliation.

(4)

In determining the performance of this Non-GAAP metric under the 2025 AIP, the Compensation Committee, when reviewing the funding of the 2025 AIP, approved a calculation modification to omit the negative impact of certain expenses incurred pertaining to the Company’s strategic initiatives that were offset by reduced FDIC assessment fees not reflected in the calculation of this metric. This calculation modification resulted in the actual performance of the metric used for purposes of the funding of the 2025 AIP changing from $584 million to $566 million. See Appendix A (A-2) for a GAAP to Non-GAAP reconciliation.

(5)

The Company did not achieve the Loan Originations target; below-target performance reflected increased competitive intensity and more selective underwriting, including credit tightening, consistent with management’s focus on disciplined, high quality growth.

(6)	The Net Charge-Offs and Adjusted Non-interest Expenses metrics performed slightly below AIP targets. However, both metrics performed within the guidance range communicated to external investors.

With a 2025 AIP funding score of 96.2 percent, the Compensation Committee assessed each NEO’s individual performance against outcome-based goals as further detailed in the section titled “NEO Achievements” below. Each NEO’s respective individual performance was assessed during the annual performance review and covered employees risk review, in the following four areas: (i) driving performance against investor expectations; (ii) delivering on strategic imperatives; (iii) supporting and continuing to develop risk management capabilities; and (iv) evolving leadership and culture to support our strategy. With respect to the 2025 AIP, as in prior years, the Compensation Committee had discretion to increase or reduce any AIP Award amount, including down to

40	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

zero, that would otherwise be earned or payable to any participant and to consider assessment of any other additional factors. The AIP Award payment to each NEO under the 2025 AIP is set forth below.

Named Executive Officer	Target AIP Award as a % of Base Salary		2025 Target AIP Award $ Amount	2025 AIP Payout

Jonathan W. Witter	160	%(1)	$1,760,000	$1,672,000

Peter M. Graham	150%		$870,000	$826,500

Kerri A. Palmer	150%		$849,750	$807,262

Donna F. Vieira	150	%(2)	$803,318	$763,152

Nicolas Jafarieh	125%		$630,000	$976,500

(1)

In February 2025, the Compensation Committee approved an increase of 10 percentage points to Mr. Witter’s target AIP Award under the 2025 AIP, raising his target AIP Award opportunity from 150% of his annual base salary to 160% of his annual base salary, to ensure his compensation as the CEO remains competitive with the market and to further tie his compensation to the Company’s performance.

(2)

In February 2025, the Compensation Committee approved an increase of 25 percentage points to Ms. Vieira’s target AIP Award under the 2025 AIP, raising her target AIP Award opportunity from 125% of her annual base salary to 150% of her annual base salary, to ensure her compensation as the Executive Vice President and Chief Commercial Officer remains competitive with the market and to further tie her compensation to the Company’s performance.

2025 NEO Long-Term Incentive Program

In connection with our 2025 NEO LTIP awards, the Compensation Committee utilized a combination of RSUs and PSUs. The combination of RSUs and PSUs was different for the CEO as compared to the other NEOs. Accordingly, the CEO received 40 percent RSUs and 60 percent PSUs, and all other NEOs received 50 percent RSUs and 50 percent PSUs. RSUs vest in one-third increments over each anniversary of the grant date, and PSUs cliff-vest in 2028 upon certification by the Compensation Committee as to the achievement of the relative TSR performance metric with a one-year required holding period after vesting. Our 2025 LTIP grants serve as a retentive tool intended to provide long-term incentive and performance-based compensation that aligns NEO compensation to our TSR compared to that of our peers, thus aligning the NEO’s interests with the interests of our stockholders.

2025 PSUs for NEO Long-Term Incentive Awards

•

For the NEOs, including Mr. Witter, the PSUs granted in 2025:

•

vest between 0 percent and 200 percent in 2028 based on the Company’s relative TSR from January 1, 2025 to December 31, 2027;

•

vest upon the Compensation Committee’s certification of the Company’s actual performance relative to the pre-established PSU peer group; and

•

require a one-year holding period immediately following the vesting date of the PSUs.

Relative TSR

We believe relative TSR, the sole PSU performance metric, aligns the interests of management with those of our stockholders. The Company’s relative TSR is evaluated by comparing the Company’s stock price performance to a defined set of comparable companies based on size, volatility, stock price correlation, and industry. The relative TSR is based on the Company’s TSR as compared to the peer group composed of companies belonging to the following sub-industries in the following published indices as of January 1, 2025: (i) The S&P Supercomposite Consumer Finance Sub-Industry Index; and (ii) The S&P 400 Regional Bank Sub-Industry Index.

We annually review the Company’s LTIP design to ensure alignment with the strategic plan and the interests of our stockholders. The PSU design is derived from a rigorous process that involved input and discussions among the Compensation Committee, the CEO, human resources, finance, risk management, legal, and guidance from the Compensation Committee’s independent compensation consultant.

2026 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth the value of LTIP awards granted in March 2025(1):

Named Executive Officer	2025 LTIP RSUs ($)	2025 LTIP PSUs(2) ($)	2025 LTIP Total(3)(4) ($)

Jonathan W. Witter	$3,168,000	$4,752,000	$7,920,000

Peter M. Graham	$900,000	$900,000	$1,800,000

Kerri A. Palmer	$687,500	$687,500	$1,375,000

Donna F. Vieira	$625,000	$625,000	$1,250,000

Nicolas Jafarieh	$525,000	$525,000	$1,050,000

(1)

The dollar value amounts of the respective LTIP awards granted to each of the NEOs in 2025 as shown in this table differ from the Summary Compensation Table and the 2025 Grants of Plan-Based Awards Table disclosure due to differences in the accounting valuation of the equity awards on the grant date.

(2)

PSUs granted in 2025 to NEOs are disclosed in this column at the target level. PSUs will vest between 0 percent to 200 percent in 2028 based on relative TSR from January 1, 2025 to December 31, 2027, with a one-year holding period after vesting.

(3)	RSU and PSU awards are eligible to accrue dividends as Dividend Equivalent Units (“DEUs”), which vest on the same schedule as the underlying grant.

(4)	This column reflects the target award amount for the 2025 LTIP.

NEO Achievements

Material factors considered in the Committee’s assessment of individual NEO performance for 2025 include:

NEO	ACHIEVEMENTS

Jonathan W. Witter, Director and Chief Executive Officer

•

Delivered key performance objectives including (i) expanding originations, (ii) improving the Company’s net charge-off rate, (iii) returning capital to stockholders, and (iv) building further capabilities to serve more students and families through the Company’s new strategic partnership;

•

Advanced the Company’s strategy by driving innovation in its core private student loan business while maintaining strong profitability, operating efficiency, and credit performance;

•

Further enhanced the external narrative about student lending and the Company;

•

Executed a rigorous capital allocation and return program, including strong performance of loan sales, the successful launch of the Company’s first strategic partnership, and share repurchases;

•

Strengthened leadership and culture by upgrading senior talent and enhancing employee engagement; and

•

Elevated the Company’s risk management capabilities, driven by a focus on transformation, combined with regulatory discipline and maturation of risk frameworks and practices.

Peter M. Graham, Co-President and Chief Financial Officer

•

Managed the Company’s balance sheet, capital and liquidity position, interest rate risk, and portfolio through a complex economic year;

•

Advanced the Company’s capital return strategy by repurchasing 12.8 million shares of common stock for $373 million in 2025, contributing to a more than 55% reduction in shares outstanding since January 1, 2020, at an average price of $16.93;

•

Led the execution of the sale of $5.0 billion of Private Education Loans in 2025, resulting in the Company recognizing a gain of $369 million;

•

Launched the Company’s first strategic partnership, providing a capital-efficient, risk-balanced funding source to support growth and expand the Company’s ability to serve more students and families while building more predictable, recurring revenue streams; and

•

Strengthened the depth of talent within the Company’s Finance and Treasury organizations and drove expense discipline through technology advancements that are delivering significant process improvements across the Company.

42	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

NEO	ACHIEVEMENTS

Kerri A. Palmer, Co-President and Head of Financial Services and President of Sallie Mae Bank

•

Led enterprise readiness planning for federal PLUS loan reform, aligning teams around a multi-year strategy spanning product design, underwriting, pricing, and digital experience;

•

Served as the integrating leader across the private student loan business, strengthening coordination and decision-making during a period of organizational change in connection with Ms. Vieira’s retirement;

•

Advanced the Company’s credit programs with a new capacity to repay framework, enhanced underwriting strategies, and refined high risk segment monitoring;

•

Strengthened the Company’s risk and control environment by elevating process discipline, execution rigor, and proactive risk management;

•

Led the expansion of the Company’s collection and recovery programs to reduce losses and improve net interest margin; and

•

Elevated the enterprise technology transformation of the Company.

Donna F. Vieira, Former Executive Vice President and Chief Commercial Officer

•

Led the Company’s originations of approximately $7.4 billion of Private Education Loans in 2025, six percent higher than the prior year;

•

Delivered disbursement growth while balancing tightening underwriting standards;

•

Continued to build to new capabilities and products for the Company; and

•

Maintained strong risk management controls and rigor within the Company’s Commercial team.

Nicolas Jafarieh, Executive Vice President, Chief Legal, Government Affairs, and Communications Officer

•

Continued to lead the development and execution of advocacy and communication strategies shaping higher education public policy and the perception of the Company and private student lending with key audiences and policy makers;

•

Served a critical leadership role in structuring and executing the Company’s first strategic partnership, navigating complex legal and strategic considerations;

•

Supported core business performance through legal leadership across originations, credit initiatives, securitizations, and major loan sale transactions;

•

Demonstrated enhanced enterprise risk management by (i) designing transaction frameworks that significantly mitigate risk and (ii) prudently managing and controlling litigation risk; and

•

Advanced culture and capability within the legal, government relations, and corporate communications department through talent development, mission engagement, and strong internal controls.

The following table summarizes performance-year 2025 compensation for the NEOs as approved by the Compensation Committee:

Name	Base Salary	Annual Incentive Plan	Long-Term Incentive Plan(1)(2)

Jonathan W. Witter	$1,100,000	$1,672,000	$7,920,000

Peter M. Graham	$580,000	$826,500	$1,800,000

Kerri A. Palmer	$566,500	$807,262	$1,375,000

Donna F. Vieira	$535,545	$763,152	$1,250,000

Nicolas Jafarieh	$504,000	$976,500	$1,050,000

(1)

The total LTIP dollar values as shown in this table differ from the values shown in the Summary Compensation Table on page 49 and the 2025 Grants of Plan-Based Awards Table on page 51 due to differences in the accounting valuation of the LTIP awards on the grant date.

(2)	This column reflects the target award amount for the 2025 LTIP.

2026 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

Vesting of the 2023 PSU Grants

In February 2023, 50 percent of the 2023 LTIP award granted to Mr. Witter, Ms. Palmer, Ms. Vieira, and Mr. Jafarieh consisted of PSUs that vested in February 2026 at 176 percent of target based on relative TSR in the 88th percentile as detailed in the table below. The table below shows the threshold, target, and maximum payout percentages associated with the relative TSR PSU performance metric for the 2023 PSU grants.

Relative TSR based on the performance period from February 17, 2023 through February 17, 2026

The earnout ranges from 0% to 200% depending on TSR Performance Against Peer Group.*

TSR of the Company relative to TSR of the Peer Group	Payout Percentage of PSUs

100th Percentile	200%

75th Percentile	150%

50th Percentile	100%

25th Percentile	50%

< 25th Percentile	0%

*

The Peer Group is composed of companies belonging to the following sub-industries in the following published indices as of February 17, 2023: (i) The S&P Supercomposite Consumer Finance Sub-Industry Index; and (ii) The S&P 400 Regional Bank Sub-Industry Index.

Pursuant to the terms of the 2023 PSU awards, in February 2026 the Compensation Committee approved and certified the actual performance of the relative TSR PSU performance metric based on the performance period from February 17, 2023 through February 17, 2026.

Accordingly, because the 2023 PSUs vested at 176 percent of target, in February 2026, Mr. Witter, Ms. Palmer, Ms. Vieira, and Mr. Jafarieh received the following number of shares of Common Stock pursuant to the vesting of their 2023 PSU grants:

Name	Target Number of Shares of Common Stock Pursuant to the 2023 PSU Award	Actual Number of Shares of Common Stock Pursuant to the 2023 PSU Award(1)

Jonathan W. Witter	192,152	338,188

Kerri A. Palmer	28,203	49,637

Donna F. Vieira	33,170	58,379

Nicolas Jafarieh	33,455	58,880

(1)	Includes Dividend Equivalent Units. In addition, such shares require a one-year holding period until February 24, 2027.

Mr. Graham did not receive PSUs in 2023, and thus did not have any PSU grants that vested in February 2026.

Risk Assessments and Reviews of Compensation Plans

The CRO coordinates forward-looking risk assessments, backward-looking program reviews, quarterly risk reviews of performance against incentive compensation plans, and ongoing oversight of Sallie Mae’s incentive compensation plans with a cross-functional team of Sallie Mae’s senior officers from the risk management and human resources departments. The CRO’s responsibilities include oversight of the annual forward-looking risk assessments and backward-looking program reviews of our incentive compensation plans to help ensure our employees are not incentivized to take inappropriate risks that could impact our financial position and controls, reputation, and operations, and developing policies and procedures to help ensure our incentive compensation plans are designed to achieve their business goals within acceptable risk parameters. In coordination with the Chief People Officer, the CRO periodically reports to the Compensation Committee on the results of the independent quarterly risk reviews of performance against our incentive compensation plans.

As part of the annual forward-looking risk assessment in 2025, the CRO determined and presented to the Compensation Committee that the risks embedded in the AIP and LTIP were within the Company’s ability to effectively monitor and manage, properly balance risk and reward, and were not likely to promote excessive risk-taking. In addition, as part of the annual backward-looking program review of incentive compensation plans, the CRO confirmed the Company’s incentive compensation plans are sufficiently risk sensitive, do not encourage excessive risk-taking, are consistent with the safety and soundness of Sallie Mae, and are otherwise consistent with applicable law and the applicable regulatory rules and guidance.

44	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Consultant

The Compensation Committee retains an independent compensation consultant to advise on relevant market practices and specific compensation programs. A representative of the compensation consultant attended meetings of the Compensation Committee, as requested, and communicated with the Chair of the Compensation Committee. Aon’s Human Capital Solutions practice, a division of Aon PLC (otherwise known as McLagan), serves as the Compensation Committee’s compensation consultant. The compensation consultant has provided the following services, among other things:

•	assisting in developing a peer group of companies for benchmarking director and executive compensation;

•	providing market-relevant information as to the composition of director and executive compensation;

•	providing views on the reasonableness of amounts and forms of director and executive compensation;

•	assisting the Compensation Committee with incentive plan design decisions;

•	providing guidance on regulatory changes; and

•	reviewing drafts and commenting on the Compensation Discussion and Analysis and related compensation tables for the proxy statement.

From time to time, but no less than annually, the Compensation Committee considers the independence of the compensation consultant in light of SEC rules and NASDAQ listing standards. At this time, the Compensation Committee has concluded there is no conflict of interest with regard to the compensation consultant.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and no current member is or has been an employee of Sallie Mae. During 2025, none of our executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Board of Directors or the Compensation Committee.

Peer Group Analysis

In determining the compensation of the CEO and other NEOs, the Compensation Committee utilizes a peer group for purposes of benchmarking compensation against market practices. Recognizing that the Company has a limited number of direct peer companies and in consultation with its compensation consultant, the peer group (i) is periodically reviewed and updated by the Compensation Committee, (ii) consists of companies that are similar in size (revenue and market capitalization), and (iii) consists of organizations that are generally in similar industries as the Company and with whom the Company may compete for executive talent. No changes were made to the peer group in 2025.

The peer group utilized for purposes of benchmarking NEO compensation is as follows:

Peer Group (Ticker)

Ally Financial Inc. (ALLY)	LendingClub Corporation (LC)

Axos Financial, Inc. (AX)	LendingTree, Inc. (TREE)

BankUnited, Inc. (BKU)	OneMain Holdings, Inc. (OMF)

Commerce Bancshares, Inc. (CBSH)	Prosperity Bancshares, Inc. (PB)

Credit Acceptance Corporation (CACC)	SoFi Technologies, Inc. (SOFI)

Enova International, Inc. (ENVA)	Synovus Financial Corp. (SNV)

F.N.B. Corporation (FNB)	Upstart Holdings, Inc. (UPST)

The Compensation Committee believes it is appropriate to continuously monitor relative compensation amounts with respect to the same peer group used by management and the Board of Directors for financial performance comparisons.

2026 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

Other Arrangements, Policies, and Practices Related to Executive Compensation Programs
Share Ownership Guidelines
As of December 31, 2025, the guidelines for beneficial ownership of our Common Stock were as follows:

•	CEO (Mr. Witter)—six times the CEO’s annual base salary; and

•	Executive Vice President (including Mr. Graham, Ms. Palmer, Ms. Vieira, and Mr. Jafarieh)—three times the Executive Vice President’s annual base salary.
The guidelines encourage continued beneficial ownership of a significant amount of our Common Stock and help align the interests of the Company’s executives with the interests of our stockholders. No executive, including the CEO, may engage in any sale, distribution, or other transfer of Common Stock prior to the achievement of the requirements set forth above. Additionally, no executive, including the CEO, may engage in any sale, distribution, or other transfer of Common Stock if such transaction would result in the failure to meet the minimum ownership requirements as set forth above.
All current NEOs were in compliance with the share ownership guidelines as of December 31, 2025.
Equity Grant Policies and Practices
We generally grant equity compensation to eligible employees on an annual basis during the first quarter of the fiscal year. Our Human Resources team reviews the annual LTIP program provisions and grant levels in the beginning of the first quarter of the year to coincide with the annual performance management compensation review process established by the Company for all employees. As a part of that process each year, the Human Resources team pre-establishes
a grant date at the end of the performance year for grants during an expected open trading window to eligible employees, subject to the business considerations of the Company, as approved by the Compensation Committee. Consistent with our current practice, in 2025 the annual equity grants to all eligible employees were awarded on March 3, 2025, during an open trading window and following the Compensation Committee meeting approving such annual equity grants, which such meeting was scheduled over one year in advance of the grant date. The Company historically does not strategically time long-term incentive awards in coordination with the release of material non-public
information (“MNPI”) and has never had a practice of doing so. In addition, the Company has never timed, and does not plan to time, the release of MNPI for the purpose of affecting the value of executive compensation.
The Company does not currently grant stock options, stock appreciation rights (SARs), or similar awards with “option-like” features, and thus the Company has not adopted a policy regarding the timing of any such awards in connection with the disclosure of MNPI.
The Compensation Committee approves all grants of equity compensation to be awarded to executive officers (other than the CEO). In addition, the Compensation Committee recommends to the Board of Directors for approval all proposed grants of equity compensation to be awarded to the CEO and directors.
From time to time, the Company may find it necessary to issue equity awards to non-executive
employees outside of the normal annual grant process. Accordingly, pursuant to the Compensation Committee Charter and the SLM Corporation 2021 Omnibus Incentive Plan (the “2021 Plan”), the Compensation Committee has delegated limited authority to the CEO (who is a director) to make grants to new hires as well as promotional, retention, and/or special one-time
grants to employees who are not subject to Section 16(b) of the Exchange Act. Such authority is limited to an aggregate dollar amount per eligible employee as determined by the Compensation Committee at the beginning of each year. For these grants, our procedures provide that such grants be made on the first business day of each quarter, as applicable. Any grants made by the CEO pursuant to this delegation of authority are reported to the Compensation Committee on a quarterly basis. Based on this information, the Compensation Committee determines whether the grant of such delegation of authority was appropriate and whether additional authority should be granted to the CEO. Pursuant to this delegated limited authority, the CEO is not permitted to make grants to our NEOs or persons subject to Section 16(b) of the Exchange Act.
Our equity award accounting policy complies with GAAP in the United States and is disclosed in our SEC filings.

46	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Insider Trading Policy
The Company has a Securities Trading Policy in place as adopted by the Nominations and Governance Committee of the Board, which governs the purchase, sale, and other dispositions of our securities by our directors, officers, and employees, or the Company itself. The Securities Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. The Securities Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on
Form 10-K
for the year ended December 31, 2025.
Hedging and Pledging Prohibition
Pursuant to the Company’s Securities Trading Policy, the Company prohibits directors, executive officers, and senior management from selling Common Stock short, buying or selling call or put options or other derivatives, and/or entering into other transactions that have the effect of hedging the economic value of any of their beneficial ownership of our shares.
Pursuant to the Company’s Securities Trading Policy, the Company also prohibits directors, executive officers, and senior management from purchasing Common Stock on margin or otherwise pledging Common Stock as collateral for a loan.
The Company prohibits hedging and pledging by our directors, executive officers, and senior management because they have the greatest ability to influence the direction of the Company and have a proportionally higher equity ownership than other employees generally. Accordingly, the Company expects its directors, executive officers, and senior management to bear the risks and rewards of stock ownership. The Company believes prohibiting hedging and pledging of Company securities by its directors, executive officers, and senior management is an important governance matter because it promotes alignment with our stockholders.
Clawback
Equity awards made under the 2021 Plan as well as the SLM Corporation 2012 Omnibus Incentive Plan (the “Predecessor Plan”) and AIP awards made to executives, including the NEOs, contain clawback provisions in the event of a material misstatement of the Company’s financial results and certain other events. In addition, the Company maintains an Incentive Compensation Adjustment Standard (the “Adjustment Standard”) and a Financial Restatement Compensation Recovery Policy (the “Clawback Policy”), which provide for the Compensation Committee’s authority and responsibilities to review and adjust, as applicable, employee cash- and/or equity-based incentive compensation and severance payments or benefits paid under Company severance plans (as described below), including reducing, eliminating, and/or clawing back cash- and/or equity-based incentive compensation or severance.
Under the Adjustment Standard, in the event (i) any employee engages in any act or omission that constitutes Misconduct and/or Excessive Risk-based Performance (as such terms are defined in the Adjustment Standard) or (ii) the Company is required to restate its financial statements due to the employee’s gross negligence, intentional misconduct, or fraud, the Compensation Committee (or, with respect to the CEO, the Board of Directors) has the discretion to require a reduction, forfeiture, recoupment, or clawback of any cash- and/or equity-based incentive compensation or severance payments or benefits.
Under the Clawback Policy, in the event of a financial restatement, the Compensation Committee (or, with respect to the CEO, the Board of Directors), will recover the amount of incentive-based compensation received by our executive officers that exceeds the amount that would have been received if the error had not been made within the three years preceding the date on which the Board of Directors determines the financial measure contains a material error (regardless of any fault of the executive officer for the accounting errors or other actions leading to a financial restatement). The Clawback Policy is filed as Exhibit 97.1 to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2025.
Tax Information: Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation for certain executive officers exceeding $1 million. The Compensation Committee continues to have the flexibility to pay non-deductible
compensation if it believes it is in the best interests of the Company.

2026 PROXY STATEMENT	47

Compensation Committee Report

We have reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, we have recommended to the Board of Directors its inclusion herein and its incorporation by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Compensation Committee

Mark Lavelle, Chair

Mary Carter Warren Franke

Daniel Greenstein

Christopher T. Leech

Ted Manvitz

48	SLM CORPORATION

Summary Compensation Table

The table below summarizes compensation paid or awarded to or earned by each of the NEOs for the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

JONATHAN W. WITTER Chief Executive Officer	2025	1,100,000	–	8,444,994	–	1,672,000	–	44,739	11,261,733
	2024	1,100,000	–	7,602,499	–	3,052,500	–	49,849	11,804,848
	2023	1,100,000	–	5,789,457	–	2,475,000	–	35,028	9,399,485

PETER M. GRAHAM(5) Co-President and Chief Financial Officer	2025	580,000	–	1,899,393	–	826,500	–	43,754	3,349,647
	2024	580,000	–	1,352,664	–	1,392,000	–	7,277	3,331,941
	2023	156,154	460,000	849,991	–	290,000	–	0	1,756,145

KERRI A. PALMER Co-President and Head of Financial Services and President of Sallie Mae Bank	2025	566,500	–	1,450,944	–	807,262	–	46,950	2,871,656
	2024	566,500	–	1,043,973	–	1,572,038	–	48,443	3,230,954
	2023	566,500	–	2,265,984	–	1,147,162	–	35,916	4,015,562

DONNA F. VIEIRA (6) Former Executive Vice President and Chief Commercial Officer	2025	535,545	–	1,319,028	–	763,152	–	42,500	2,660,225
	2024	535,545	–	1,005,777	–	1,238,448	–	42,250	2,822,020
	2023	506,844	–	999,411	–	956,330	–	33,482	2,496,067

NICOLAS JAFARIEH Executive Vice President and Chief Legal, Government Affairs, and Communications Officer	2025	504,000	–	1,107,963	–	976,500	–	45,069	2,633,532
	2024	504,000	–	988,698	–	1,008,000	–	38,644	2,539,342
	2023	480,000	–	1,007,983	–	709,800	–	1,477	2,199,260

(1)

Consists of (i) the PSUs granted to NEOs in 2025, 2024, and 2023; (ii) the NEOs’ 2025, 2024, and 2023 long-term incentive awards in the form of RSUs; and (iii) in Mr. Graham’s case for 2023, the RSUs granted pursuant to his commencement of employment as Chief Financial Officer. The amounts shown are the grant date fair values of the RSUs and the PSUs (assuming PSU performance at target) and in each case are computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” and “Note 15—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s 2025 Form 10-K. The number of shares of Common Stock to be awarded pursuant to the PSUs granted to the NEOs in fiscal year 2025 assuming the maximum level of performance conditions will be achieved is 315,328 for Mr. Witter, 59,720 for Mr. Graham, 45,620 for Ms. Palmer, 41,472 for Ms. Vieira, and 34,836 for Mr. Jafarieh.

(2)	Represents the AIP awards paid in cash to the NEOs with respect to performance in 2025, 2024, and 2023.

(3)

The Company terminated its tax-qualified pension plan and nonqualified supplemental pension plan in 2011. The Company does not pay any above-market earnings on nonqualified deferred compensation plans.

2026 PROXY STATEMENT	49

SUMMARY COMPENSATION TABLE

(4)	For 2025, the components of “All Other Compensation” are as follows:

Name	Employer Contributions to Defined Contribution Plans ($)(a)	Executive Physical ($)	Total ($)

Jonathan W. Witter	42,500	2,239	44,739

Peter M. Graham	38,954	4,800	43,754

Kerri A. Palmer	42,500	4,450	46,950

Donna F. Vieira	42,500	–	42,500

Nicolas Jafarieh	40,619	4,450	45,069

(a)

Amounts credited to the Company’s tax-qualified and nonqualified defined contribution plans. The combination of both plans provides participants with an employer contribution of up to five percent of the sum of base salary plus AIP Award up to $845,000 of total eligible plan compensation. For information regarding amounts credited in respect of nonqualified defined contribution plans, see “Nonqualified Deferred Compensation for Fiscal Year 2025—Supplemental 401(k) Savings Plan” on page 56.

(5)	Mr. Graham commenced his employment with the Company as Executive Vice President on September 18, 2023. He commenced serving as Chief Financial Officer on October 27, 2023.

(6)

Ms. Vieira ceased serving as Chief Commercial Officer effective December 31, 2025. Ms. Vieira remained an employee of the Company as Executive Vice President through April 3, 2026 pursuant to the terms of the retention agreement she entered into on September 29, 2025 with the Company.

50	SLM CORPORATION

2025 Grants of Plan-Based Awards Table

The following table provides information regarding all plan-based awards attributable to 2025 performance, including all annual performance bonuses under the 2025 AIP (which were determined and paid in early 2026), and with respect to the 2025 LTIP awards granted on March 3, 2025: (i) three-year, annual time-vesting RSU awards; and (ii) three-year PSUs that cliff vest based on relative TSR, with a one-year holding period following the vesting date. The awards listed in this table were granted under the 2021 Plan and are described in more detail under “Compensation Discussion and Analysis.”

Name	Award Type(1)		Grant Date	Date of Board or Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
					Thresh old ($)	Target ($)	Maximum ($)	Thresh old (#)	Target (#)	Maximum (#)

JONATHAN W. WITTER	2025 LTIP RSU		3/3/25	2/18/25							108,270			3,167,980
	2025 LTIP PSU		3/3/25	2/18/25				–	157,664	315,328				5,277,014
	2025 AIP	(3)		2/18/25	–	1,760,000	3,520,000

PETER M. GRAHAM	2025 LTIP RSU		3/3/25	2/18/25							30,758			899,979
	2025 LTIP PSU		3/3/25	2/18/25				–	29,860	59,720				999,414
	2025 AIP	(3)		2/18/25	–	870,000	1,740,000

KERRI A. PALMER	2025 LTIP RSU		3/3/25	2/18/25							23,496			687,493
	2025 LTIP PSU		3/3/25	2/18/25				–	22,810	45,620				763,451
	2025 AIP	(3)		2/18/25	–	849,750	1,699,500

DONNA F. VIEIRA	2025 LTIP RSU		3/3/25	2/18/25							21,360			624,994
	2025 LTIP PSU		3/3/25	2/18/25				–	20,736	41,472				694,034
	2025 AIP	(3)		2/18/25	–	803,318	1,606,636

NICOLAS JAFARIEH	2025 LTIP RSU		3/3/25	2/18/25							17,942			524,983
	2025 LTIP PSU		3/3/25	2/18/25				–	17,418	34,836				582,980
	2025 AIP	(3)		2/18/25	–	630,000	1,260,000

(1)	RSU and PSU awards are eligible to accrue dividends as DEUs, which vest on the same schedule as the underlying grant.

(2)

The grant date fair value of the RSU awards ($29.26) is determined by multiplying the original number of RSUs granted by the closing price of the Company’s Common Stock on the grant date. The Company did not issue fractional RSUs to account for the number between the grant date fair value and the amount approved by the Compensation Committee. No discounts have been applied to reflect the delayed vesting of these awards. The fair value of the PSU award is determined by using the 20 day trading average ($30.14) leading up to the grant date to determine the number of PSUs granted multiplied by the fair value ($33.47) as determined under ASC Topic 718.

(3)

For each NEO, the “Target” and “Maximum” amounts set forth in this row in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column constitute each NEO’s respective target AIP Award and maximum AIP Award, potentially payable in cash under the 2025 AIP. 2025 AIP amounts were awarded in cash on February 27, 2026, and the actual amounts awarded are reported in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.

2026 PROXY STATEMENT	51

Outstanding Equity Awards at 2025 Fiscal Year-End Table

The table below sets forth information regarding Company options and stock awards of the NEOs that were outstanding as of December 31, 2025.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(5)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1),(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

Jonathan W. Witter	441,501	—	17.6500	2/5/31	—	—

	—	—	—	—	863,812	23,374,753

Peter M. Graham	—	—	—	—	—	—

	—	—	—	—	140,988	3,815,135

Kerri A. Palmer(2)	77,262	—	17.6500	2/5/31	—	—

	—	—	—	—	164,224	4,443,901

Donna F. Vieira	77,262	—	17.6500	2/5/31	—	—

	—	—	—	—	128,360	3,473,422

Nicolas Jafarieh	71,743	—	17.6500	2/5/31	—	—

	—	—	—	—	123,277	3,335,876

(1)	The vesting dates of the NEOs’ unvested RSU awards and any underlying DEUs that were outstanding as of December 31, 2025 are:

Name	Grant Date	# of RSUs Underlying Award	# of RSUs Vesting - Vesting Date 2026	# of RSUs Vesting - Vesting Date 2027	# of RSUs Vesting - Vesting Date 2028

Jonathan W. Witter	2/17/2023	70,865	70,865

	2/16/2024	99,576	49,788	49,788

	3/3/2025	110,243	36,747	36,748	36,748

Peter M. Graham	10/30/2023	22,513	22,513

	2/16/2024	22,320	11,160	11,160

	3/3/2025	31,318	10,438	10,440	10,440

Kerri A. Palmer(2)	2/17/2023	45,072	45,072

	2/16/2024	17,225	8,613	8,612

	3/3/2025	23,924	7,974	7,975	7,975

Donna F. Vieira	2/17/2023	11,722	11,722

	2/16/2024	15,906	7,953	7,953

	3/3/2025	20,847	6,949	6,949	6,949

Nicolas Jafarieh	2/17/2023	12,337	12,337

	2/16/2024	16,314	8,157	8,157

	3/3/2025	18,268	6,088	6,090	6,090

52	SLM CORPORATION

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END TABLE

(2)	Ms. Palmer received two RSU awards on February 17, 2023 that each vest in one-third increments over a three-year period.

(3)

The vesting dates of the NEOs’ unvested PSU awards (as measured at target) and any underlying DEUs that were outstanding as of December 31, 2025 contingent upon the achievement of the performance goals at target are:

Name	Grant Date	# of PSUs Underlying Award (At Target)	# of PSUs Vesting - Vesting Date 2026	# of PSUs Vesting - Vesting Date 2027	# of PSUs Vesting - Vesting Date 2028

Jonathan W. Witter	2/17/2023	192,152	192,152

	2/16/2024	230,439		230,439

	3/3/2025	160,537			160,537

Peter M. Graham	2/16/2024	34,433		34,433

	3/3/2025	30,404			30,404

Kerri A. Palmer	2/17/2023	28,203	28,203

	2/16/2024	26,575		26,575

	3/3/2025	23,225			23,225

Donna F. Vieira	2/17/2023	33,170	33,170

	2/16/2024	25,602		25,602

	3/3/2025	21,113			21,113

Nicolas Jafarieh	2/17/2023	33,455	33,455

	2/16/2024	25,168		25,168

	3/3/2025	17,735			17,735

(4)	Market value of shares or units is calculated based on the closing price of the Company’s Common Stock on December 31, 2025 of $27.06.

(5)

The vesting dates of the NEOs’ unvested premium priced stock options with an exercise price set at a 15 percent premium above the closing price of the Company’s Common Stock on the date of grant that were outstanding as of December 31, 2025 are:

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(6)	# of Options Vesting - Vesting Date 2026	# of Options Vesting - Vesting Date 2027	# of Options Vesting - Vesting Date 2028

Jonathan W. Witter	02/05/2021	441,501	—	—	—

Peter M. Graham	—	—	—	—	—

Kerri A. Palmer	02/05/2021	77,262	—	—	—

Donna F. Vieira	02/05/2021	77,262	—	—	—

Nicolas Jafarieh	02/05/2021	71,743	—	—	—

(6)	100% of the options in this table vested on February 5, 2024.

2026 PROXY STATEMENT	53

Option Exercises and Stock Vested in 2025

The following table presents information regarding the vesting of RSUs and PSUs held by the NEOs during 2025. None of the NEOs exercised any stock options during 2025.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Jonathan W. Witter	—	—	404,713	12,567,194

Peter M. Graham	—	—	33,360	940,527

Kerri A. Palmer	—	—	92,795	2,895,128

Donna F. Vieira	—	—	69,881	2,167,154

Nicolas Jafarieh	—	—	63,633	1,976,739

(1)	The value realized on vesting is the number of shares vested, including any accrued DEUs where applicable, multiplied by the closing market price of the Company’s Common Stock on the vesting date.

54	SLM CORPORATION

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2025 relating to equity compensation plans or arrangements pursuant to which options, restricted stock, RSUs, PSUs, stock units, or other rights to acquire shares may be granted from time to time.

Name	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Average remaining life (years) of options outstanding	Number of securities remaining available for future issuance under equity compensation plans	Types of awards issuable(1)

Equity compensation plans approved by security holders:					NQ, ISO, PSU, SAR, RES, RSU, ST

SLM Corporation 2021 Omnibus Incentive Plan
Traditional options	57,691	$16.73	6.3
Net-settled options	—	—	—
RSUs/RES/PSUs	3,843,350	—	—
Total	3,901,041	16.73	6.3	12,584,314	NQ, ISO, PSU, SAR, RES, RSU, ST

Employee Stock Purchase Plan(2)	—	—	—	13,250,000	Common Stock purchase right

Expired Plans(3)					NQ, ISO, PSU, SAR, RES, RSU, ST
Traditional options	873,723	$17.65	5.1
Net-settled options	—	—	—
RSUs/RES/PSUs	—	—	—
Total	873,723	17.65	5.1	—

Total under plans approved by security holders	4,774,764	17.59	5.2	25,834,314

Equity compensation plans not approved by security holders:
Compensation arrangements	—	—	—	—

Total not approved by security holders	—	—	—	—

Total	4,774,764	$17.59	5.2	25,834,314

(1)

NQ (Non-Qualified Stock Option), ISO (Incentive Stock Option), PSU (Performance Stock Unit), SAR (Stock Appreciation Rights), RES (Restricted/Performance Stock), RSU (Restricted Stock Unit), ST (Stock Awards), and Common Stock purchase right.

(2)

Number of shares available for issuance under the Employee Stock Purchase Plan (ESPP) as of December 31, 2025. The prior ESPP was amended and restated on June 25, 2014 and further amended on June 25, 2015. The current ESPP was approved on June 17, 2025.

(3)	The expired plan with outstanding equity awards is the SLM Corporation 2012 Omnibus Incentive Plan, otherwise defined as the “Predecessor Plan”.

2026 PROXY STATEMENT	55

Nonqualified Deferred Compensation for

Fiscal Year 2025

Deferred Compensation Plan for Key Employees

Under the Sallie Mae Deferred Compensation Plan for Key Employees (“DC Plan”), eligible employees may elect to defer up to 100 percent of their AIP Award and up to 85 percent of their base salary. Amounts deferred by plan participants are credited to record-keeping accounts, and participants are general creditors of the Company with regard to their accounts.

The Company makes contributions to the DC Plan only if, and to the extent that, a participant’s deferral under this plan reduces the contribution that would have been made under our tax-qualified defined contribution plan. Participants’ accounts are credited with earnings based on the investment performance of underlying investment funds, as selected by participants. Earnings credited do not constitute “above-market” earnings as defined by the SEC. Earnings are credited daily.

Participants elect the time and form of payment of their accounts. Accounts may be distributed either in a lump sum or annual installments. Accounts may also be paid while a participant is “in service” on a pre-specified date, provided the distribution date is at least two years after the date of the last deferral.

No contributions under the DC Plan were made for any NEO for 2025. The table below under “Supplemental 401(k) Savings Plan” provides information about the nonqualified deferred compensation of the NEOs in 2025.

Supplemental 401(k) Savings Plan

Under the Sallie Mae Supplemental 401(k) Savings Plan (“Supplemental 401(k)”), eligible employees may elect to defer five percent of their base salary and AIP Award or up to $500,000 of total eligible pay (or a combined deferral of $845,000 in both the 401(k) and Supplemental 401(k)).

We may also make matching contributions to a participant’s account. We will match a participant’s contribution after the participant completes 12 months of service. Participants are fully vested in our matching contributions at all times. Participants may elect to have their plan accounts deemed invested in the core investment funds offered under our tax-qualified 401(k) plan, and earnings are credited to participants’ Supplemental 401(k) accounts when such amounts would have been credited under our tax-qualified 401(k) plan. Earnings credited to the participants’ accounts do not constitute “above-market” earnings as defined by the SEC.

Participants elect the time and form of payment from their accounts. Accounts are paid in cash in a lump sum or by annual installments spread out over a maximum of 10 years. A participant may request an early distribution if the participant experiences a substantial, unforeseen financial hardship (as defined in the plan).

Name	Plan Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Jonathan W. Witter	Supplemental 401(k)	25,000	25,000	59,881	—	399,780

Peter M. Graham	Supplemental 401(k)	20,539	20,539	5,018	—	46,095

Kerri A. Palmer	Supplemental 401(k)	25,000	25,000	41,844	—	267,996

Donna F. Vieira	Supplemental 401(k)	25,000	25,000	49,421	—	395,274

Nicolas Jafarieh	Supplemental 401(k)	25,000	25,000	22,307	—	132,305

(1)	Company contributions listed here are included under the heading “Employer Contributions to Defined Contribution Plans” in Footnote 4 to the Summary Compensation Table.

56	SLM CORPORATION

Arrangements with Named Executive Officers

Amended and Restated Executive Severance Plan

Under the Amended and Restated Executive Severance Plan for Senior Officers, effective as of June 18, 2024 (the “Amended and Restated Severance Plan”), any employee of the Company and/or the Bank with a position at the level of Vice President or higher (including NEOs) (each, an “Eligible Officer”) is eligible to receive severance payments and benefits in connection with the occurrence of the following events (in each case as defined in the Amended and Restated Severance Plan) (each, a “Qualifying Termination”): (i) a Termination of Employment Without Cause; (ii) a Termination of Employment For Good Reason; and (iii) a Termination of Employment By Job Abolishment. Subject to an Eligible Officer’s execution and nonrevocation of a customary release of claims and agreeing to certain restrictive covenants, an Eligible Officer who experiences a Qualifying Termination will receive the following severance payments and benefits: (a) an amount, in a lump sum payment, equal to (i) the applicable Multiplier (as described below), multiplied by (ii) the sum of (x) the Eligible Officer’s annual base salary and (y) the Eligible Officer’s target AIP Award opportunity for the year of termination (the “Severance Payment”); (b) outplacement services; and (c) COBRA continuation coverage subsidized by the Company for a specified period. For purposes of the Amended and Restated Severance Plan, the “Multiplier” is determined based on the Eligible Officer’s level as follows: (i) for the CEO, two (2); (ii) for an Eligible Officer with a title higher than Executive Vice President (such as Senior Executive Vice President or Vice Chairman) but not including the CEO, one and one half (1.5); (iii) for Executive Vice Presidents and Senior Vice Presidents, one (1); and (iv) for Vice Presidents, zero and three quarters (0.75). The Severance Payment will be subject to reduction in the event there is a risk element by which the Company determines the Severance Payment must be reduced, regardless of whether the Eligible Officer was involved in the risk element. Subject to an Eligible Officer’s estate’s execution and nonrevocation of a customary release of claims, an Eligible Officer who experiences a termination of employment on account of death will receive an amount equal to the applicable Multiplier multiplied by the Eligible Officer’s annual base salary.

Effective as of December 31, 2025, each NEO is eligible to receive severance under the Amended and Restated Severance Plan upon a Qualifying Termination.

Amended and Restated Change in Control Severance Plan

On June 18, 2024, the Board of Directors approved and adopted the Amended and Restated Change in Control Severance Plan for Senior Officers (the “Amended and Restated Change in Control Severance Plan”), effective as of June 18, 2024.

Under the Amended and Restated Change in Control Severance Plan, any employee of the Company and its subsidiaries with a position at the level of Senior Vice President or above (including NEOs) (each, a “CIC Plan Eligible Officer”) is eligible to receive severance payments and benefits in connection with the following termination events occurring within the six months preceding or the 24 months following a Change in Control of the Company (as defined in the Amended and Restated Change in Control Severance Plan): (i) a Termination of Employment Without Cause; and (ii) a Termination of Employment For Good Reason. Subject to a CIC Plan Eligible Officer’s execution and nonrevocation of a customary release of claims and agreeing to certain restrictive covenants, a CIC Plan Eligible Officer who experiences such termination will receive the following severance payments and benefits:

•

an amount, in a lump sum payment, equal to (i) the applicable multiplier set forth in the Amended and Restated Change in Control Severance Plan, which is determined based on the CIC Plan Eligible Officer’s level (2.5 for CEO, 2.0 for any CIC Plan Eligible Officer with a title higher than Senior Vice President (other than the CEO), and 1.5 for Senior Vice President), multiplied by (ii) the sum of (x) the “CIC Plan Eligible Officer’s Base Salary” and (y) the “CIC Plan Eligible Officer’s Target Bonus Opportunity” (in each case as defined in the Amended and Restated Change in Control Severance Plan). For purposes of the Company’s current NEOs, the multiplier is 2.5 for Mr. Witter, and 2.0 for each of Mr. Graham, Ms. Palmer, Ms. Vieira, and Mr. Jafarieh;

•	outplacement services; and

•

if the CIC Plan Eligible Officer properly elects COBRA, the Company will subsidize a portion of the total cost of the CIC Plan Eligible Officer’s health insurance premiums for a specified period as provided in the Amended and Restated Change in Control Severance Plan.

Any outstanding and unvested equity awards held by a CIC Plan Eligible Officer upon a Change in Control will generally continue under the terms and conditions applicable to such grants; provided, however, in certain circumstances, if the “Surviving Corporation” (as defined in the Amended and Restated Change in Control Severance Plan) does not adopt and assume a CIC Plan Eligible Officer’s equity awards, all equity awards held by such CIC Plan Eligible Officer will vest and (if applicable) become exercisable,

2026 PROXY STATEMENT	57

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

with any performance conditions measured at the greater of (1) 100% target level set forth in the vesting schedule therein, or (2) the actual level of performance as set forth in the applicable award agreement, as determined by the Compensation Committee as of the most recent practicable date prior to such Change in Control.

Retention Agreement with Ms. Vieira

On September 29, 2025, the Company entered into a retention agreement with Ms. Vieira (the “Vieira Retention Agreement”). Pursuant to the Vieira Retention Agreement, Ms. Vieira continued to serve as the Company’s Chief Commercial Officer through December 31, 2025 and remained an employee of the Company as Executive Vice President through April 3, 2026. Subject to the terms and conditions of the Vieira Retention Agreement, Ms. Vieira will receive a cash retention bonus of $750,000. Ms. Vieira is not entitled to rights or benefits, including any severance, under the Company’s Amended and Restated Executive Severance Plan. For purposes of the Company’s compensation, equity and other benefit plans, Ms. Vieira was considered retirement-eligible and will receive treatment consistent with her retirement eligibility.

Offer Letter with Mr. Graham

On August 25, 2023, the Company and Mr. Graham entered into a letter agreement (the “Graham Offer Letter”) in connection with his commencement of employment as Executive Vice President on September 18, 2023 and commencement as the Company’s Chief Financial Officer on October 27, 2023. Pursuant to the Graham Offer Letter, Mr. Graham’s annual base salary was established at $580,000 and he was eligible to receive a pro-rated 2023 target AIP Award set at 150 percent of his base salary and participate in the Company’s compensation and benefit plans. In addition, Mr. Graham received a one-time cash sign-on bonus of $460,000 and an equity grant of $850,000 in the form of RSUs subject to the terms and vesting conditions of the Company’s 2023 LTIP.

58	SLM CORPORATION

Potential Payments Upon Termination or Change in Control

The table below reflects the amount of compensation that would have been payable to each NEO as of December 31, 2025, if such individual’s employment had terminated on that date, given the individual’s compensation and service levels as of December 31, 2025. The values reported in the table below with respect to equity vesting are based on the Company’s closing stock price on December 31, 2025 of $27.06 per share.

The following severance arrangements were effective for each NEO on December 31, 2025: (i) the Amended and Restated Executive Severance Plan; (ii) the Amended and Restated Change in Control Severance Plan; and (iii) equity acceleration and settlement provisions contained in awards issued pursuant to the 2021 Plan and predecessor equity plans.

2026 PROXY STATEMENT	59

Potential Payments Upon Termination or Change in Control Table

	Change in Control without Termination(1) ($)	Change in Control with Termination without Cause or for Good Reason(4) ($)	Termination by the Company without Cause or by the Executive for Good Reason(5) ($)	Termination by the Company with Cause(7) ($)	Termination by the Executive upon Retirement(8) ($)		Termination by Death or Disability(9) ($)
Jonathan W. Witter
Cash		$7,150,000	$5,720,000				$3,960,000
Equity
RSUs(2)		$7,595,309	$7,595,309				$7,595,309
PSUs(3)		$15,779,444	$15,779,444				$15,779,444
Medical Insurance		$58,784	$47,027
Outplacement Services(6)			$15,000
Total		$30,583,537	$29,156,780				$27,334,753
Peter M. Graham
Cash		$2,900,000	$1,450,000				$1,450,000
Equity
RSUs(2)		$2,060,646	$2,060,646				$2,060,646
PSUs(3)		$1,754,489	$1,754,489				$1,754,489
Medical Insurance		$38,043	$19,022
Outplacement Services(6)			$15,000
Total		$6,753,178	$5,299,157				$5,265,135
Kerri A. Palmer
Cash		$2,832,500	$1,416,250				$1,416,250
Equity
RSUs(2)		$2,333,140	$2,333,140				$2,333,140
PSUs(3)		$2,110,761	$2,110,761				$2,110,761
Medical Insurance		$31,125	$15,563
Outplacement Services(6)			$15,000
Total		$7,307,526	$5,890,714				$5,860,151
Donna F. Vieira(11)
Cash		$2,677,726	$1,338,863		$803,318	(10)	$1,338,863
Equity
RSUs(2)		$1,311,734	$1,311,734		$994,536		$1,311,734
PSUs(3)		$2,161,689	$2,161,689		$1,264,108		$2,161,689
Medical Insurance		$47,027	$23,514
Outplacement Services(6)			$15,000
Total		$6,198,176	$4,850,800		$3,061,962		$4,812,286
Nicolas Jafarieh
Cash		$2,268,000	$1,134,000				$1,134,000
Equity
RSUs(2)		$1,269,628	$1,269,628				$1,269,628
PSUs(3)		$2,066,247	$2,066,247				$2,066,247
Medical Insurance		$47,027	$23,514
Outplacement Services(6)			$15,000
Total		$5,650,902	$4,508,389				$4,469,875

60	SLM CORPORATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

(1)	For equity vesting—Assumes all equity awards are assumed by the surviving/acquiring company in a change in control.

(2)

For equity vesting pertaining to a change in control with termination without cause or for good reason—Amounts shown are the value of RSU awards (including all DEUs) that would vest for each individual on December 31, 2025, based on the closing market price of the Company’s Common Stock on that date of $27.06. Assumes such RSUs are not assumed by the acquiring or surviving entity in a change of control. For equity vesting pertaining to a termination by the Company without cause or by the executive for good reason—Upon termination, these awards generally continue to vest based on their original vesting terms. For equity vesting pertaining to termination by death or disability, see footnote 9 below for additional information.

(3)

For PSUs, Company performance is calculated at target for the purposes of this calculation. Upon a change in control with termination without cause or for good reason, such PSUs not previously vested shall vest immediately. Upon a termination by the Company without cause or by the executive for good reason, such PSUs generally continue to vest based on their original vesting terms. For equity vesting pertaining to termination by death or disability, see footnote 9 below for additional information.

(4)

In the instance of a change in control with termination without cause or for good reason, medical insurance consists of the Company’s estimated portion of the cost of health care benefits for 24 months for Mr. Graham, Ms. Palmer, Ms. Vieira, and Mr. Jafarieh. In the case of Mr. Witter, benefits will be provided for 30 months.

(5)

In the instance of a termination by the Company without cause or by the executive for good reason, medical insurance consists of the Company’s estimated portion of the cost of health care benefits for 12 months for Mr. Graham, Ms. Palmer, Ms. Vieira, and Mr. Jafarieh. In the case of Mr. Witter, benefits will be provided for 24 months.

(6)	In the instance of a termination by the Company without cause or by the executive for good reason, $15,000 of outplacement services will be provided.

(7)	For equity vesting—vested and unvested equity awards forfeit upon a termination for cause (as defined in the Predecessor Plan and the 2021 Plan).

(8)

For equity vesting—as of December 31, 2025 employees were considered retirement eligible (i) for treatment of outstanding equity awards granted on or after January 20, 2023, at age 55 or more, with 65 or more years of combined age and years of service with the Company or its subsidiaries and (ii) for treatment of outstanding equity awards granted prior to January 20, 2023, at age 55 or more, with 70 or more years of combined age and years of service with the Company or its subsidiaries. Upon eligible retirement, these awards generally continue to vest based on their original terms. As of December 31, 2025, none of the NEOs were retirement eligible, except for Ms. Vieira. As a result, only awards granted to Ms. Vieira in 2023, 2024, and 2025 are eligible for vesting in the event of retirement.

(9)

For equity vesting—unvested equity awards accelerate upon termination by death or disability (as defined in the 2021 Plan or the Predecessor Plan, as applicable). Amounts shown are the value of RSU awards that would vest for each individual on December 31, 2025, based on the closing market price of the Company’s Common Stock on that date of $27.06.

(10)	Pursuant to the retirement provision under the 2025 AIP, the cash payment for Ms. Vieira is calculated at target for the purposes of this calculation.

(11)

After the close of business April 3, 2026 pursuant to the Vieira Retention Agreement, Ms. Vieira was no longer an employee of the Company and will receive a cash retention bonus of $750,000. She was not entitled to any severance under the Amended and Restated Severance Plan.

2026 PROXY STATEMENT	61

2025 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2025:

•

the annual total compensation of the median employee excluding our CEO (the “Median Employee”) was $110,230;

•

the annual total compensation of our CEO was $11,261,733; and

•

the ratio of these two amounts was 102 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the Median Employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies, including those within our peer groups and industry.

Methodology for Identifying our Median Employee

Pursuant to the SEC rules, a company must identify its Median Employee once every three years, unless there has been a change in its employee population or employee compensation arrangements such that the company reasonably believes the change would result in a significant change in the CEO pay ratio. After a detailed review, we determined that it is appropriate to use the same Median Employee for the second year in a row because there have not been changes to our employee population or employee compensation arrangements that we believe would result in a significant change to the CEO pay ratio.

Employee Population

We selected December 31 as the measurement date, which is within the last three months of the year, upon which we would identify the Median Employee in order to measure the Median Employee’s compensation consistent with how the CEO’s pay is presented in this proxy statement. As of December 31, 2025, our employee population consisted of approximately 1,800 full-time, part-time, seasonal, and temporary employees.

Determining our Median Employee

We use base pay and bonus (base pay included all wages paid during the year, plus any equivalent paid time off, including leave pay, military pay, volunteer pay, and holiday pay, and the bonus calculation included any cash incentive payment) as the consistently applied compensation measure (the “CACM”) to identify our Median Employee from our total employee population and did not make any cost-of-living adjustments in identifying our Median Employee.

Our Median Employee

Using the methodologies described above, including the CACM, we determined that our Median Employee is appropriate to use for the second year in a row. Our Median Employee is a full-time, salaried employee located in the United States who provides support in our commercial business.

Determination of Annual Total Compensation of our Median Employee and our CEO

Once we identified our Median Employee, we calculated such employee’s annual total compensation for 2025 using the same methodology used for purposes of determining the annual total compensation of NEOs for 2025 (as set forth in the 2025 Summary Compensation Table on page 49 of this proxy statement), adjusted to include the cost to the Company in 2025 of specified employee benefits that are provided on a nondiscriminatory basis, including employee assistance benefits (including tuition reimbursements and participation in a medical and wellness assistance program).

The CEO’s annual total compensation for 2025 for purposes of the CEO Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2025 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our Median Employee.

62	SLM CORPORATION

Pay Versus Performance
The following table shows the total compensation for NEOs for the past five fiscal years as set forth in the Summary Compensation Table in this proxy statement and the prior year’s proxy statement, the compensation actually paid or “CAP” to the CEO and on an average basis, other NEOs (in each case, as determined under SEC rules), our TSR, our peer group TSR consisting of the S&P Supercomposite Consumer Finance
Sub-Industry
Index, our net income, and our Company-Selected Measure, relative TSR against a defined group of peers.

					Value of Initial Fixed $100 Investment Based on:

Fiscal Year (a)	SCT for CEO (b) (1)	CAP to CEO (c) (2)	Average SCT for other NEOs (d) (3)	Average CAP to Other NEOs (e) (2)	TSR (f) (4)	Peer Group TSR (h) (4)	Net Income ($ in mil- lions) (i)	Company- Selected Measure: Relative TSR (k) (5)
2025	$11,261,733	$8,241,614	$2,878,895	$2,489,155	$242.21	$279.21	$744.8	21st percentile
2024	$11,804,848	$25,241,063	$2,981,064	$4,947,273	$242.73	$213.41	$608.33	85th percentile
2023	$9,399,485	$14,463,384	$2,649,478	$3,539,537	$164.81	$141.33	$581.4	72nd percentile
2022	$7,809,136	$3,242,518	$2,144,103	$1,683,781	$138.92	$109.99	$469.0	43rd percentile
2021	$7,047,062	$19,612,482	$2,067,229	$2,891,752	$160.50	$136.54	$1,160.5	89th percentile

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Witter for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the Summary Compensation Table as set forth on page 49 of this proxy statement, on page 54 of the prior year’s proxy statement filed with the SEC on April 28, 2025, and on page 53 of the proxy statement filed with the SEC on April 26, 2024.

(2)
The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” (otherwise known as CAP), adjusted as follows in the table below, as determined in accordance with SEC rules. None of the equity awards held by NEOs were forfeited during the preceding five years; therefore, no amounts are reported for forfeited awards. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. We do not have a defined benefit plan, so no adjustment for pension benefits is included in the table below. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. Similarly, no adjustment is made for dividends because the amount associated with such dividends are reflected in the fair value of the award for the covered fiscal year. The reconciliation from the Summary Compensation Table to CAP for fiscal year 2021 through fiscal year 2022 can be found in the proxy statement filed with the SEC on April 27, 2023. The reconciliation from the Summary Compensation Table to CAP for fiscal year 2023 can be found in the proxy statement filed with the SEC on April 26, 2024. The reconciliation from the Summary Compensation Table to CAP for fiscal year 2024 can be found in the proxy statement filed with the SEC on April 28, 2025. The reconciliation from the Summary Compensation Table to CAP for fiscal year 2025 is summarized in the table below.

Fiscal Year	Executives	SCT (a)	(Minus) Grant Date Fair Value of New Awards (b)	Plus Year End Fair Value of New Awards (i)	(Minus) Change in Fair Value of Prior Awards (ii)	Plus Change in Fair Value of Vested Awards Granted in Prior Fiscal Years (iii)	Plus Fair Value of Vested Awards Granted and Vested in Current Fiscal Year (iv)	Plus Fair Value at Start of Fiscal Year of Awards That Failed to Meet Vesting Conditions (v)	Plus Value of Dividends Paid on Equity Awards not reflected in Fair Value (vi)	Equals CAP (c)

2025	CEO	$11,261,733	($8,444,994)	$6,546,140	($2,477,574)	$1,356,309	$0	$0	$0	$8,241,614

2025	Other NEOs	$2,878,895	($1,444,332)	$1,157,770	($302,154)	$198,976	$0	$0	$0	$2,489,155

(a)	The dollar amounts reported in the Summary Compensation Table for the applicable year.

2026 PROXY STATEMENT	63

PAY VERSUS PERFORMANCE

(b)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following:

(i)	the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

(ii)
the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

(iii)	for awards that are granted in prior years and vest in the applicable year, the change in the fair value as of the vesting date from the beginning of the applicable year;

(iv)	the vesting date fair value of any equity awards that are granted and vest in the applicable year;

(v)	awards that fail to meet vesting conditions during the fiscal year and are no longer outstanding; and

(vi)	value of dividends not otherwise captured in the calculation of each Fair Value used to calculate CAP.

While the equity awards disclosed in the Summary Compensation Table are based on the grant date fair values computed in accordance with FASB ASC Topic 718, the equity award values disclosed pursuant to CAP in the table above are calculated in the following manner:

•
The stock prices used to calculate the figures in columns (i) and (ii) in the above table are as follows: $27.58 on December 31, 2024 and $27.06 on December 31, 2025. The stock prices used to calculate the figures in column (iii) in the above table are based on the closing prices on the vesting dates of the applicable awards.

•	The valuation assumptions and processes used to recalculate fair values did not materially differ from those disclosed at the time of grant.

(c)	“Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules.

(3)
The dollar amounts reported in column (d) are the average amounts of total compensation reported for the other Named Executive Officers for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the Summary Compensation Table as set forth on page 49 of this proxy statement, on page 54 of the prior year’s proxy statement filed with the SEC on April 28, 2025, and on page 53 of the proxy statement filed with the SEC on April 26, 2024. For each of 2021, 2022, 2023, 2024, and 2025, the other NEOs were:

2025	Peter M. Graham, Kerri A. Palmer, Donna F. Vieira, Nicolas Jafarieh

2024	Peter M. Graham, Kerri A. Palmer, Donna F. Vieira, Nicolas Jafarieh

2023	Peter M. Graham, Kerri A. Palmer, Donna F. Vieira, Nicolas Jafarieh, Steven J. McGarry

2022	Steven J. McGarry, Kerri A. Palmer, Donna F. Vieira, Daniel P. Kennedy

2021	Steven J. McGarry, Kerri A. Palmer, Donna F. Vieira, Daniel P. Kennedy

(4)
TSR is determined based on the value of an initial fixed investment of $100 measured from December 31, 2020. The TSR peer group consists of the S&P Supercomposite Consumer Finance
Sub-Industry
Index, which is used for our Stock Performance presentation set forth in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2025.

(5)
Our Company-Selected Measure is Relative TSR consistent with the peer group used in the PSU metric under our annual Long-Term Incentive Program. For illustrative purposes, calculations within this column are based on
1-year
measurements (as opposed to the
3-year
relative TSR performance period regarding the Company’s PSUs). For purposes of relative TSR, the peer group used in the PSU metric under our annual Long-Term Incentive Program consists of: (i) the S&P Supercomposite Consumer Finance
Sub-Industry
Index and (ii) the S&P 400 Regional Bank
Sub-Industry
Index.

64	SLM CORPORATION

PAY VERSUS PERFORMANCE

Relationship Between “Compensation Actually Paid” and Performance Measures
The following graphs illustrate the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in the CD&A on page 30. Specifically, a large portion of the NEOs’ compensation is reliant on TSR and as such the CEO and Other NEOs’ “compensation actually paid” each year was aligned with our TSR performance and increased when our TSR performance increased but declined when our TSR performance declined. The charts below show, for the past five years, the relationship of the Company’s TSR relative to the Company’s TSR peer group as well as the relationship between the CEO and Other NEOs’ “compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income; and (iii) the
Company
-Selected Measure, rel
a
tive TSR.
Compensation Actually Paid against Company and Peer Group TSR

Compensation Actually Paid against Net Income

Compensation Actually Paid against Relative TSR Percentile

2026 PROXY STATEMENT	65

PAY VERSUS PERFORMANCE

2025 Performance Measures
The Compensation Committee uses a mix of performance measures throughout the AIP
and
LTIP in order to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important for
NEOs
’ 2025 compensation decisions are listed in the table below. These performance measures are each described in more detail in the
CD&A.

Most Important Performance Measures
Relative TSR
Adjusted Income Per Share
Loan Originations
Adjusted Non-interest Expenses
Net Charge-Offs

66	SLM CORPORATION

Director Compensation

Our director compensation program is designed to reasonably compensate non-employee directors for work required for a company of our size and complexity and to align the directors’ interests with those of the Company’s stockholders. The Compensation Committee reviews the compensation level of non-employee directors on an annual basis and makes recommendations to the Board of Directors. Pursuant to the 2021 Plan, non-employee directors may not be granted, during any calendar year, equity and/or cash compensation resulting in aggregate total compensation determined on the grant date to be in excess of $750,000.

2025 Director Compensation Table

The following table provides summary information for the year ended December 31, 2025, relating to compensation paid to or accrued by the Company on behalf of non-employee directors who served in this capacity during 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2),(3)(4)		Option Awards ($)(5)	All Other Compensation ($)(6)	Total($)

Janaki Akella	95,000	164,978		—	29	260,007

R. Scott Blackley	—	274,924		—	29	274,953

Henry F. Greig	40,000	214,976		—	29	255,005

Daniel Greenstein	63,750	164,978		—	22	228,750

Mary Carter Warren Franke	217,500	164,978		—	29	382,507

Mark L. Lavelle	52,500	217,452		—	29	269,981

Christopher T. Leech	92,500	164,978		—	29	257,507

Ted Manvitz	—	262,388		—	29	262,417

Jim Matheson	105,000	164,978		—	29	270,007

Gary Millerchip	65,000	164,978		—	22	230,000

Vivian C. Schneck-Last	100,000	164,978		—	29	265,007

Robert S. Strong	50,000	—	(7)	—	14	50,014

Kirsten O. Wolberg	90,000	164,978		—	29	255,007

(1)	Director fees are paid quarterly in arrears.

(2)

Each of the non-employee directors elected to the Board of Directors at the 2025 Annual Meeting received a restricted stock award on June 17, 2025, which vests in full upon the 2026 Annual Meeting. The grant date fair market value for each share of restricted stock granted on June 17, 2025 to directors is based on the closing market price of our stock on June 17, 2025, which was $31.24. Additional details on accounting for stock-based compensation can be found in Note 2, “Significant Accounting Policies,” and Note 15, “Stock-Based Compensation Plans and Arrangements,” of Sallie Mae’s Consolidated Financial Statements contained in the Company’s 2025 Form 10-K. Each director elected at the 2025 Annual Meeting received a total of 5,281 shares of restricted Common Stock as a result of the aforementioned awards that will vest upon the Company’s 2026 Annual Meeting if the director is still incumbent at that time.

(3)

After the Company’s 2024 Annual Meeting, non-employee directors were given the option to receive shares of Common Stock in lieu of cash pertaining to the Board of Directors’ annual cash retainer and, as applicable, any retainer received for service as Board Chair, committee chair, or member of any committee of the Board of Directors. Mr. Blackley, Mr. Lavelle, and Mr. Manvitz each elected this option. Such grants of Common Stock in lieu of cash were awarded on March 19, 2025 and June 18, 2025, based on the closing market price of the Company’s Common Stock on those particular days, $30.11 and $31.70, respectively. After the Company’s 2025 Annual Meeting, non-employee directors were given the option to receive shares of Common Stock in lieu of cash pertaining to the Board of Directors’ annual cash retainer and, as applicable, any retainer received for service as Board Chair, committee chair, or member of any committee of the Board of Directors. Mr. Blackley, Mr. Greig, and Mr. Manvitz each elected this option. Such grants of Common Stock in lieu of cash were awarded on September 17, 2025 and December 17, 2025 based on the closing market price of the Company’s Common Stock on those particular days, $28.12 and $26.88, respectively.

(4)

Stock Awards outstanding as of December 31, 2025 for each director consisted of restricted stock awards (including DEUs), as follows: Janaki Akella – 5,331; R. Scott Blackley – 5,331; Mary Carter Warren Franke –5,331; Henry F. Greig –5,331; Daniel Greenstein –5,331; Mark L. Lavelle – 5,331; Christopher T. Leech – 5,331; Ted Manvitz – 5,331; Jim Matheson – 5,331; Gary Millerchip –5,331; Vivian C. Schneck-Last – 5,331; Robert S. Strong – 0; and Kirsten O. Wolberg – 5,331.

2026 PROXY STATEMENT	67

2025 DIRECTOR COMPENSATION TABLE

(5)

The Company did not grant any stock options to the non-employee directors during 2025. The non-employee directors’ vested and outstanding stock options are reported in the Ownership of Common Stock by Directors and Executive Officers section in this proxy statement.

(6)	Includes annual premiums paid by us to provide a life insurance benefit of $50,000.

(7)	Mr. Strong did not stand for re-election to the Company’s Board at the 2025 annual meeting of stockholders, and accordingly, he did not receive a restricted stock grant on June 17, 2025.

Director Compensation Elements

The following table highlights the material elements of the 2025 director compensation program:

Membership/Retainer*	Annual Cash Retainer

Board of Directors Retainer	$ 70,000

Board Chair Retainer	$125,000

Committee Chair Retainer
• Audit Committee	$ 30,000
• Compensation Committee	$ 25,000
• Nominations and Governance Committee	$ 20,000
• Financial Risk Committee	$ 20,000
• Operational and Compliance Risk Committee	$ 20,000

Committee Membership Retainer
• Audit Committee	$ 15,000
• Compensation Committee	$ 12,500
• Nominations and Governance Committee	$ 10,000
• Financial Risk Committee	$ 10,000
• Operational and Compliance Risk Committee	$ 10,000

*	Certain directors elected to receive shares of Common Stock in lieu of cash pertaining to their annual cash retainer and respective committee fees, paid quarterly.

In addition to the committees above, some of the non-employee directors are also members of our Preferred Stock Committee. No fees were paid in 2025 in connection with this committee. All members of the Board of Directors also serve as members of the board of directors of the Bank and its committees and receive no separate compensation for that service.

In addition to the cash retainers set forth above, non-employee directors each received $165,000 in restricted stock awards, which resulted in a grant date fair value of $164,978. These restricted stock awards will vest and become transferable upon the Company’s 2026 Annual Meeting. These awards will be forfeited if the grantee ceases to be a member of the Board of Directors prior to the vesting event for any reason other than death, disability, or change of control.

The Company reimburses directors for any out-of-pocket expenses incurred in connection with service as a director.

Director compensation is determined by the Board of Directors, and the Compensation Committee makes recommendations to the Board of Directors based on periodic benchmarking assessments and advice received from the Compensation Committee’s independent compensation consultant. In making recommendations to the Board of Directors, the Compensation Committee considers the competitive positioning of the aggregate and individual components of compensation, as well as the mix of pay and structure versus both direct competitors and other comparable companies. The Compensation Committee also considers the unique skill set required to serve on our Board of Directors and the time commitment associated with preparation for and attendance at meetings of the Board of Directors and its committees as well as external commitments, such as engagement with our stockholders and regulators.

Stock Ownership Guidelines

The Company maintains stock ownership guidelines for non-employee directors. Under the stock ownership guidelines, each non-employee director is expected, within five years of initial election to the Board of Directors, to own Common Stock with a value equivalent to five times their annual cash retainer for serving on our Board of Directors. As of December 31, 2025, all non-employee directors were in compliance with the stock ownership guidelines or are expected to achieve compliance within the applicable five-year period.

68	SLM CORPORATION

2025 DIRECTOR COMPENSATION TABLE

Other Compensation

The Company provides non-employee directors with Company-paid business travel accident insurance, as well as annual premiums paid to provide a life insurance benefit.

Deferred Compensation Plan

Under the Company’s Deferred Compensation Plan for Directors (“Director Deferral Plan”), non-employee directors may elect annually to defer receipt of all or a percentage of their annual retainer. Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. Deferrals are fully vested at all times and are payable in cash (in lump sum or in installments at the election of the director) or Company stock upon termination of the director’s service on the Board of Directors (except for hardship withdrawals in limited circumstances). During 2025, none of the non-employee directors actively participated in the Director Deferral Plan.

2026 PROXY STATEMENT	69

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Sallie Mae’s executive officers and directors, as well as persons who beneficially own more than 10 percent of the Common Stock, to file reports on their holdings of and transactions in our Common Stock. Based solely on a review of the copies of such forms in the Company’s possession and on written representations from reporting persons, the Company believes during the fiscal year 2025 all required reports were filed in a timely manner.

Other Matters

Other Matters for the 2026 Annual Meeting

As of the date of this proxy statement, there are no matters the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Sallie Mae has not been notified of any other business proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a stockholder electronically, telephonically, or on a proxy card gives discretionary authority to the persons named by Sallie Mae to serve as proxies to vote such stockholder’s shares on any such matters in accordance with their best judgment.

Stockholder Proposals for the 2027 Annual Meeting

A stockholder who intends to introduce a proposal for consideration at the Company’s 2027 annual meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2027 proxy statement if the proposal relates to a subject that is permitted under Rule 14a-8 of the Exchange Act (“Rule 14a-8”). To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than January 4, 2027 at the office of the Corporate Secretary at the Company’s principal executive offices, located at 300 Continental Drive, Newark, Delaware 19713, and must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee it will be included in the Company’s 2027 proxy statement.

The Company’s Bylaws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements, and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. The Company’s Bylaws provide that any such proposals or nominations and any nominations to be included in the Company’s proxy statement pursuant to proxy access provisions of our Bylaws for our 2027 annual meeting must be received by the Company not earlier than the close of business on February 16, 2027, nor later than the close of business on March 18, 2027. All notices must satisfy the other requirements in the Company’s Bylaws applicable to such proposals, nominations, and proxy access. If a stockholder fails to meet these deadlines or fails to comply with the requirements of Rule 14a-4(c) under the Exchange Act, the Company may, in certain circumstances, exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

In addition to complying with the advance notice provisions of our Bylaws, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19, which requires, among other things, that a stockholder provide notice that includes certain information, which notice must be postmarked or transmitted electronically to the Company’s Corporate Secretary no later than April 19, 2027*.

*	April 17, 2027 is 60 calendar days prior to the anniversary of the 2026 annual meeting date, but such date falls on a Saturday. Accordingly, the deadline is extended to Monday, April 19, 2027.

70	SLM CORPORATION

OTHER MATTERS

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by us. In addition, officers, directors, regular employees, or other agents of the Company may solicit proxies by telephone, telefax, personal calls, or other electronic means. We will request banks, brokers, custodians, and other nominees in whose names shares are registered to furnish to the beneficial owners of the Company’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of the 2025 Form 10-K, this proxy statement, and the proxy card and, upon request, we will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Householding

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding stock but share the same address, the Company adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered stockholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us they want to receive separate copies. We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the Notice of Availability or proxy materials, as the case may be, to a stockholder at a shared address to which a single copy of the document(s) was delivered. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and would like to have separate copies of the Notice of Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-866-540-7095. If you are a beneficial stockholder, please contact your bank or broker to opt in or out of householding.

However, please note if you want to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Availability that was sent to you and we will deliver, promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

2026 PROXY STATEMENT	71

Questions and Answers About the Annual Meeting and Voting

Who may vote? Only stockholders who owned shares of our Common Stock, par value $.20 per share, at the close of business on April 20, 2026, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Sallie Mae’s Common Stock is listed on NASDAQ under the symbol “SLM.” On April 20, 2026, 188,592,995 shares of Common Stock were outstanding and eligible to be voted.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”? We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of the Annual Meeting. On or about May 4, 2026, we mail a Notice Regarding the Availability of Proxy Materials (“Notice of Availability”) to the Company’s stockholders. The Notice of Availability contains instructions on how to access the proxy materials and vote online or vote by telephone. The Notice of Availability also contains a 16-digit control number that you will need to vote your shares. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via an email that will provide electronic links to these documents unless you elect otherwise.

How do I request paper copies of the proxy materials? You may request paper copies of the proxy materials for the Annual Meeting by following the instructions listed in the Notice of Availability, at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a stockholder of record? If your shares are held in street name through a broker, bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee, or other nominee may only vote your shares on routine matters. Routine matters DO NOT include Proposals 1, and 2 but do include Proposal 3 (relating to the ratification of the appointment of the independent registered public accounting firm). For non-routine matters, your shares will not be voted without your specific voting instructions. Accordingly, Sallie Mae encourages you to vote your shares.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to Sallie Mae or to a third party, or to vote at the Annual Meeting.

How do I vote? We encourage stockholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

•

By Internet prior to the meeting. You may vote electronically via the Internet at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 15, 2026. Please have your Notice of Availability or proxy card available when you log on.

•

By Telephone. If you wish to vote by telephone, you may call the toll-free telephone number on the Notice of Availability or your proxy card, which is available 24-hours a day, and follow the prerecorded instructions. Please have your Notice of Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee, or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on June 15, 2026.

•	By Internet during the meeting. You may vote electronically via the Internet at www.virtualshareholdermeeting.com/SLM2026.

•

By Mail. If you receive a paper copy of the proxy materials, you will need to mark, sign, and date the proxy card or the voting instruction form and return it in the prepaid return envelope provided. Your proxy card or voting instruction form must be received no later than the date indicated on the proxy card or voting instruction form.

What if I hold my shares in street name and I do not provide my broker, bank, trustee, or other nominee with instructions about how to vote my shares? You may instruct your broker, bank, trustee, or other nominee about how they may vote your shares using the methods described above. If you do not provide voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares with respect to Proposal 3 on the proxy card (relating to the ratification of the appointment of the independent registered public accounting firm), which is considered a routine matter. However, the firm will not have discretion to vote your shares with respect to Proposals 1, and 2 on the proxy card, as these are each considered to be a non-routine matter. You are encouraged to participate in the election of directors and vote on all of the proposals by returning your voting instructions to your broker, bank, trustee, or other nominee.

72	SLM CORPORATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How do proxies work? The Board of Directors is requesting your proxy. Giving your proxy means you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that stockholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” advisory approval of Sallie Mae’s executive compensation set forth in Proposal 2; and

•	“FOR” ratification of the appointment of Sallie Mae’s independent registered public accounting firm set forth in Proposal 3.

In the absence of voting instructions to the contrary, shares of Common Stock represented by validly executed proxies will be voted in accordance with the foregoing recommendations. Sallie Mae does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by you electronically, telephonically, or on a proxy card gives discretionary authority to the persons named by Sallie Mae to serve as proxies to vote your shares on any such matters in accordance with their best judgment.

Can I change my vote? Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Sallie Mae’s Corporate Secretary at the Office of the Corporate Secretary, 300 Continental Drive, Newark, Delaware 19713;

•	Submitting another timely vote via the Internet, by telephone, or by mailing a new proxy (following the instructions listed under the “How do I vote?” section); or

•	Voting at the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SLM2026.

If your shares are held in street name, contact your broker, bank, trustee, or nominee for instructions on how to revoke or change your voting instructions.

What constitutes a quorum? A quorum is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting are present in person or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists. Virtual attendance at the Annual Meeting constitutes presence for purposes of a quorum.

Who will count the vote? Votes will be tabulated by our Chief Legal, Government Affairs, and Communications Officer, who will act as the Inspector of Elections at the Annual Meeting.

Who can attend the Annual Meeting? Only holders of Common Stock as of the record date, April 20, 2026, or duly appointed proxies, may attend the Annual Meeting.

What do I need to attend the Annual Meeting? You may attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SLM2026. Stockholders will need the 16-digit control number provided on their proxy card, voting instruction form, or notice. We suggest you log in at least 15 minutes before the start of the meeting.

Can I ask questions at the Annual Meeting? Stockholders as of our record date, April 20, 2026, will have an opportunity to submit questions live via the Internet during the meeting.

How to Participate in the Annual Meeting

Online:

1.  Visit www.virtualshareholdermeeting.com/SLM2026 and

2.  Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

The meeting will begin promptly at 1:00 p.m., Eastern Daylight Time, on June 16, 2026. We suggest you log in to the meeting platform at least 15 minutes before the start of the meeting.

Where can I find the voting results of the Annual Meeting? We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days following the end of our Annual Meeting.

2026 PROXY STATEMENT	73

Appendix A - Reconciliation of Non-GAAP Financial Measures

Pre-Tax, Pre-Provision, Pre-Non-interest Expense Income Per Share*

(Dollars in thousands, except per share amounts)	Year Ended December 31, 2025

Non-GAAP “Pre-Tax, Pre-Provision, Pre-Non-interest Expense Income” adjustments to GAAP:

GAAP net income	$744,847

Preferred stock dividends	$15,725

GAAP net income attributable to SLM Corporation common stock	$729,122

Non-GAAP “Pre-Tax, Pre-Provision, Pre-Non-interest Expense Income” adjustments to GAAP:

Add provisions for credit losses	$332,687

Add total non-interest expenses	$659,143

Add income tax expense	$247,716

Add preferred stock dividends	$15,725

Total Non-GAAP “Pre-Tax, Pre-Provision, Pre-Non-interest Expense” adjustments to GAAP	$1,255,271

Non-GAAP “Pre-Tax, Pre-Provision, Pre-Non-interest Expense Income”	$1,984,393

Average common and common equivalent shares outstanding	210,914

GAAP diluted earnings per common share	$3.46

Total adjustments per common share	$5.95

Non-GAAP “Pre-Tax, Pre-Provision, Pre-Non-interest Expense Income” per share*	$9.41

Calculation modifications to Non-GAAP metric approved by the Compensation Committee to omit the impact of the following events for 2025 AIP funding purposes:

Add the negative impact of the impairment of certain non-marketable securities owned by the Company	$0.04

Less the gain associated with the sale of certain loans outside of the Company’s business plan	$(0.21)

Total calculation modifications to Non-GAAP “Pre-Tax, Pre-Provision, Pre-Non-interest Expense Income” per share	$(0.17)

Actual performance of metric used for purposes of funding the 2025 AIP	$9.24

*	Otherwise known as “Adjusted Income Per Share”

2026 PROXY STATEMENT	A-1

APPENDIX A - RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Non-interest Expenses Excluding FDIC and AIP Expense*

(Dollars in thousands)	Year Ended December 31, 2025

Non-GAAP “Non-interest Expenses Excluding FDIC and AIP Expense”* adjustments to GAAP:

GAAP total non-interest expenses	$659,143

Non-GAAP “Non-interest Expenses Excluding FDIC and AIP Expense”* adjustments to GAAP:

Less FDIC assessment fees	$(34,291)

Less AIP expense	$(40,796)

Total Non-GAAP “Non-interest Expenses Excluding FDIC and AIP Expense”* adjustments to GAAP	$(75,087)

Non-GAAP “Non-interest Expenses Excluding FDIC and AIP Expense”*	$584,056

Calculation modification to Non-GAAP metric approved by the Compensation Committee to omit the cost impact of the following event for 2025 AIP funding purposes:

Less certain expenses incurred pertaining to the Company’s strategic initiatives that were offset by reduced FDIC assessment fees not reflected in the calculation of this metric	$(18,000)

Actual performance of metric used for purposes of funding the 2025 AIP	$566,056

*	Otherwise known as “Adjusted Non-interest Expenses”

A-2	SLM CORPORATION

SLM CORPORATION ATTN: CORPORATE SECRETARY 300 CONTINENTAL DRIVE NEWARK, DE 19713

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Daylight Time, the day before the meeting date for shares held directly. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SLM2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., Eastern Daylight Time, the day before the meeting date for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89193-P47401    KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SLM CORPORATION
The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Janaki Akella	☐	☐	☐

1b. R. Scott Blackley	☐	☐	☐

1c. Mary Carter Warren Franke	☐	☐	☐

1d. Daniel Greenstein	☐	☐	☐

1e. Henry F. Greig	☐	☐	☐

1f. Mark L. Lavelle	☐	☐	☐

1g. Christopher T. Leech	☐	☐	☐

1h. Ted Manvitz	☐	☐	☐

1i. Jim Matheson	☐	☐	☐

1j. Gary Millerchip	☐	☐	☐

1k. Vivian C. Schneck-Last	☐	☐	☐

	For	Against	Abstain

1l. Jonathan W. Witter	☐	☐	☐

1m. Kirsten O. Wolberg	☐	☐	☐

2. Advisory approval of SLM Corporation’s executive compensation.	☐	☐	☐

3. Ratification of the appointment of KPMG LLP as SLM Corporation’s independent registered public accounting firm for 2026.	☐	☐	☐

NOTE: This proxy is revocable and the shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted as the Board of Directors recommends. If any other matters properly come before the meeting or any adjournments or postponements thereof, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE VOTE, SIGN, AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

 ▼  DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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V89194-P47401

SLM CORPORATION

Annual Meeting of Stockholders

June 16, 2026 1:00 PM Eastern Daylight Time

Via the Internet at www.virtualshareholdermeeting.com/SLM2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicolas Jafarieh and Richard M. Nelson or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of SLM Corporation to be held on June 16, 2026, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF PROPOSALS 1, 2, AND 3, AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

Continued and to be signed on reverse side